As filed  with the  Securities  and  Exchange  Commission  on October 7, 2003
                                      An Exhibit List can be found on page II-5.
                                                Registration No. 333-___________



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                               AMNIS SYSTEMS INC.
                 (Name of small business issuer in its charter)

     DELAWARE                            3669                    94-3402831
(State or other               (Primary Standard Industrial    (I.R.S. Employer
Jurisdiction of                Classification Code Number)   Identification No.)
Incorporation or
Organization)

                              3450 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 855-0200
          (Address and telephone number of principal executive offices and principal place of business)


                          SCOTT MAC CAUGHERN, PRESIDENT
                               AMNIS SYSTEMS INC.
                              3450 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 855-0200
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                      SHARE
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $.0001 par             88,789,605(2)      $.06(4)          $5,327,376.28             $430.98
value, issuable upon
conversion of secured
convertible debentures
------------------------------- -------------------- ---------------- ------------------ --------------------
Common Stock, $.0001 par             13,750,000(3)      $.05(5)          $687,500.00               $55.62
value, issuable upon
exercise of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
Total                               102,539,605                          $6,014,876.28             $486.60
------------------------------- -------------------- ---------------- ------------------ --------------------


(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Includes a good faith estimate of the shares underlying warrants exercisable at $.05 per share to account for antidilution and price protection adjustments.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 1, 2003, which was $.06 per share.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of such warrants.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 7, 2003



                               AMNIS SYSTEMS INC.
                              102,539,605 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 102,539,605 shares of our common stock, including up to 88,789,605 shares of common stock underlying convertible debentures and up to 13,750,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The convertible debentures and the related interest and incurred penalties are convertible into our common stock at the lower of $0.05 or 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before, but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "AMNM". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 1, 2003, was $.06.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2003.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Amnis Systems Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               AMNIS SYSTEMS INC.

         Through our wholly owned subsidiary, Optivision, Inc., a California corporation, we make hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. Our products are distributed worldwide through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine. We consider our operations to be one segment for reporting purposes. For the six months ended June 30, 2003, we generated revenues in the amount of $701,488 and net losses of $3,566,148. In addition, for the year ended December 31, 2002, we generated revenue in the amount of $2,240,136 and a net loss of $8,943,874. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated May 18, 2003, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 3450 Hillview Avenue, Palo Alto, California 94304, and our telephone number is (650) 855-0200. We are a Delaware corporation.





              The Offering

Common stock offered by selling stockholders......................     Up to 102,539,605  shares,
                                                                       including the following

                                                                  o    up to 88,789,605 shares of
                                                                       common stock underlying
                                                                       convertible debentures in the
                                                                       amount of $1,781,397.29
                                                                       (includes a good faith
                                                                       estimate of the shares
                                                                       underlying convertible
                                                                       debentures to account for
                                                                       market fluctuations), and

                                                                  o    up to 13,750,000 shares of
                                                                       common stock issuable upon the
                                                                       exercise of common stock
                                                                       purchase warrants at an
                                                                       exercise price of $.05 per
                                                                       share (includes a good faith
                                                                       estimate of the shares
                                                                       underlying warrants to account
                                                                       for antidilution and price
                                                                       protection adjustments).

                                                                       This number represents 41.6%
                                                                       of our then outstanding stock.

Common stock to be outstanding after the offering.................     Up to 246,249,825 shares

Use of proceeds...................................................     We will not receive any proceeds
                                                                       from the sale of the common stock.
                                                                       However, we will receive the sale
                                                                       price of any common stock we sell
                                                                       to the selling stockholder upon
                                                                       exercise of the warrants. We expect
                                                                       to use the proceeds received from
                                                                       the exercise of the warrants, if
                                                                       any, for general working capital
                                                                       purposes. However, the selling

                                       3

                                                                       stockholders will be entitled to
                                                                       exercise the warrants on a cashless
                                                                       basis if the shares of common stock
                                                                       underlying the warrants are not
                                                                       then registered pursuant to an
                                                                       effective registration statement.
                                                                       In the event that the selling
                                                                       stockholder exercises the warrants
                                                                       on a cashless basis, then we will
                                                                       not receive any proceeds.


         The above information regarding common stock to be outstanding after the offering is based on 143,710,220 shares of common stock outstanding as of October 1, 2003 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholders.

         In May 2003, we entered into a financing agreement with, SDS Merchant Fund, LP, Alpha Capital Aktiengesellschaft amd Bristol Investment Fund, Ltd., pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,000,000 and 5,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

         In September 2003, we entered into a financing agreement with Stonestreet Limited Partnership, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $250,000 and 1,250,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

         In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

         The selling stockholders have contractually agreed to restrict their ability to convert the debentures or exercise their reset option or warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures, common stock purchase warrants and the reset option.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:
-----------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, RESET OPTIONS AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of October 1, 2003, we had 143,710,220 shares of common stock issued and outstanding and convertible debentures in the aggregate principal amount of $5,242,742 (including interest and penalties) outstanding that may be converted into an estimated 134,429,292 shares of common stock at current market prices, a reset option that the holder is entitled to exercise into approximately 8,687,500 shares of common stock at the price of $.05, which is the minimum price that unit holder may exercise its reset option, and outstanding warrants to purchase 9,965,994 shares of common stock. Furthermore, there are currently outstanding 19,743,295 options to purchase shares of our common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and exercise of the reset option may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures, exercise of the reset option and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of our convertible debentures including interest and penalties in the amount of $5,242,742 (excluding accrued interest and penalties), based on market prices 25%, 50% and 75% below the market price of $0.06 as of October 1, 2003:

                                                                          Number                          % of then
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 35%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----

25%                   $.045                      $.0293                  179,239,043                      55.50%
50%                   $.030                      $.0195                  268,858,564                      65.17%
75%                   $.015                      $.0098                  537,717,128                      78.91%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99%, and 4.99% with respect to Bristol Investment Fund, Ltd.'s December 2001 secured convertible debenture, of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE INTEREST ACCRUED ON EACH OF OUR CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         As of October 1, 2003, we have accrued an aggregate of $529,864.57 in interest in connection with the our outstanding convertible debentures. The issuance of shares upon conversion of the interest accrued in connection with the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion of the accrued interest. Our obligation to issue shares upon conversion of the accrued interest on our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of the accrued interest on our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of the accrued interest on our convertible debentures.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 102,539,605 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         Since December 2001, we have sold of an aggregate of $5,908,037 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the related Securities Purchase Agreements, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

OUR RECURRING OPERATING LOSSES, STOCKHOLDERS' DEFICIT, WORKING CAPITAL DEFICIT AND NEGATIVE CASH FLOW FROM OPERATIONS CAUSE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OUR BUSINESS

         We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2002 and 2001, respectively, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. By issuing an opinion stating that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations and, further, in order to avoid ceasing our operations, we must either generate additional revenue and/or raise additional funding. If our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue, our business could be materially adversely affected.

WE HAVE A HISTORY OF LOSSES, AND WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS. IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WILL HAVE TO CURTAIL OUR OPERATIONS.

         As of this date, we have generated limited revenues and incurred significant losses. As of December 31, 2002, we had an accumulated deficit of approximately $28,600,000. For the year ended December 31, 2002, our consolidated net loss was approximately $8,900,000. We have never been profitable and continue to incur losses from operations. We expect to incur net losses over the next two years of between $4 million and $6 million in total. We may never generate sufficient revenue, income and cash flows to support our operations. Our future revenues could decline by reason of factors beyond our control such as technological changes and developments, downturns in the economy and decreases in demand for digital video networking and broadband Internet products. If we continue to incur losses, if our revenues decline or grow at a slower rate, or if our expenses increase without commensurate increases in revenues, our operating results will suffer and the price of our common stock may decline.

         In order to sustain our operations until then, we currently estimate that we will need funding, in addition to the funding we have generated to date including our recent financings, of between $6 million and $7 million in total. However, our capital requirements will depend on many factors, including, but not limited to, acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, general economic conditions and the status and timing of competitive developments. To the extent that our existing sources of liquidity and cash flow from operations are insufficient to fund our activities, we will continue to need to raise additional capital.

         If additional funds are raised through the issuance of equity securities, the percentage of equity ownership of our existing stockholders will be reduced. In addition, holders of these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, we may incur significant interest charges, and these securities could also impose restrictions on our operations. If additional financing is not available when needed on terms favorable to us or at all, we will have to curtail our operations.

WE DEPEND ON SEVERAL LARGE RESELLERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS, COULD HAVE A DISPROPORTIONATE IMPACT ON OUR REVENUES AND INCOME IF THESE RELATIONSHIPS DO NOT CONTINUE, OUR BUSINESS MAY BE MATERIAL ADVERSELY AFFECTED.

         We use a network of value added resellers, or VARs, consisting primarily of system integrators and original equipment manufacturers, or OEMs, to assist with the marketing of our products and installation and servicing of our streaming video network products. Some of these value added resellers, system integrators and original equipment manufacturers are important customers representing a substantial portion of our revenues. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed. In addition, our net revenues could decline and our operating results and business could be harmed if we experience any difficulty in collecting amounts due from one or more of our key customers. During 2002, five customers accounted for 43% of our net revenues. As of December 31, 2002, approximately 66% of our accounts receivable were concentrated with five customers.

         Our future success depends on our ability to maintain old relationships and develop new relationships with value added resellers, system integrators and original equipment manufacturers, and on their marketing efforts and installation and support services. A decline in the financial prospects of particular customer or any of their customers, inadequate installation and support services by a customer or our inability to maintain existing relationship or contract with additional customers could have a material adverse effect on our business.

WE DEPEND ON THIRD PARTIES FOR THE SUPPLY AND MANUFACTURE OF ALL OF OUR COMPONENT AND ELECTRONIC PARTS. IF THESE MANUFACTURES AND SUPPLIERS DO NOT MEET OUR DEMAND, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

         We purchase components and electronic parts pursuant to purchase orders in the ordinary course of business and do not maintain supply agreements. We are substantially dependent on the ability of third-party manufacturers and suppliers to meet our design, performance and quality specifications. If our third-party suppliers cannot supply us with systems or parts within our timeframes or allocate the supply of certain high demand components, we could be unable to meet our delivery schedules and requirements on a timely and competitive basis, which could have a material adverse effect on our business.

IF OUR PRODUCTS DO NOT KEEP PACE WITH THE TECHNOLOGICAL DEVELOPMENT IN THE RAPIDLY CHANGING DIGITAL VIDEO AND BROADBAND INTERNET VIDEO INDUSTRY, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

         The digital video industry generally and the broadband Internet video industry specifically are in the early state of development, and the demand for, and market acceptance of, our technologies and products under development is subject to a high degree of uncertainty. If we cannot develop and launch our new products, or if we fail to achieve market acceptance of our new products, our business may be materially adversely affected.

         Our future success also depends upon our ability to continue to enhance our existing products and to successfully develop and market new products in a cost-effective and timely basis. Once a new product is developed, we must rapidly commence volume production. This process requires accurate forecasting of customer requirements and attainment of acceptable manufacturing costs. The introduction of new or enhanced products also requires us to manage the transition from older, displaced products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. In addition, reliability, quality or compatibility problems with our products could significantly delay or reduce market acceptance of our products, could require the devotion of significant time and resources to addressing errors, could divert our engineering and other resources from other tasks and development efforts, and could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers.

COMPETITION MAY DECREASE OUR MARKET SHARE, NET REVENUES AND GROSS MARGINS.

         Competition in the streaming video products market is intense, and we expect competition to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. Some of our actual and potential competitors have greater name recognition, access to a larger customer base and significantly greater financial, marketing, technical and other resources than we do. Our competitors also sell products that provide some of the benefits of the products that we sell, and we could lose sales to our competitors. Moreover, the digital video products industry is undergoing a period of consolidation in which companies, including some of our competitors, are participating in business combinations. These combinations may result in the emergence of competitors who have larger market shares, customer base, sales forces and product offerings and greater technology marketing expertise than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than us. We may not be able to compete successfully against current and future competitors, or to make technological advances necessary to improve or even maintain our competitive position, or achieve market acceptance for our products.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF WE LOSE THE SERVICES OF THESE INDIVIDUALS OR CANNOT HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE SERIOUSLY HARMED.

         Our future success also depends in large part on the continued services of our senior management, and key technical and sales personnel. In particular, we are highly dependent on the services of Scott Mac Caughern, our chairman, president and chief executive officer, and Lawrence L. Bartlett, our vice president, chief financial officer and secretary. We do not carry key person life insurance on our senior management or key personnel. Any loss of the services of Messrs. Mac Caughern or Bartlett, or other key personnel could seriously harm our business.

IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES AND MULTIPLE EVOLVING STANDARDS THAT CHARACTERIZE THE DIGITAL VIDEO AND NETWORKING MARKET, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED AND OUR RESULT OF OPERATIONS MAY SUFFER.

         The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, and computer network and broadband Internet video applications. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future, and this may materially adversely affect our business.

         In addition, our competitors or we may announce new products that have the potential to shorten the life cycle of, or replace, our current products. Such announcements could cause customers not to buy or to defer to buy our products. Similarly, such new products could render our products or technologies non-competitive or obsolete. If we fail to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards, our results of operations may suffer.

IF WE ARE UNSUCCESSFUL IN IDENTIFYING AND PENETRATING THOSE SEGMENTS OF THE DIGITAL VIDEO MARKET WHICH PROVIDE THE GREATEST OPPORTUNITY FOR GROWTH, OUR BUSINESS WOULD SUFFER.

         Digital video products generally, and video network and broadband Internet video products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new streaming video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of our products, is subject to a high degree of uncertainty. If we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED

FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "AMNM". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

CALENDAR YEAR 2000                                    HIGH BID         LOW BID

Third Quarter 2000 (commencing July 19)               $10.00           $0.355
Fourth Quarter 2000                                    $6.00            $3.00

CALENDAR YEAR 2001                                    HIGH BID         LOW BID

First Quarter 2001                                    $3.82             $1.75
Second Quarter 2001                                   $2.95             $0.89
Third Quarter 2001                                    $1.69             $0.41
Fourth Quarter 2001                                   $0.92             $0.33

CALENDAR YEAR 2002                                    HIGH BID         LOW BID

First Quarter 2002                                    $1.72             $0.52
Second Quarter 2002                                   $0.63             $0.10
Third Quarter 2002                                    $0.17             $0.10
Fourth Quarter 2002                                   $0.08             $0.02

CALENDAR YEAR 2003                                    HIGH BID         LOW BID

First Quarter 2003                                    $0.06             $0.01
Second Quarter 2003                                   $0.12             $0.01
Third Quarter 2003 (through October 1, 2003)          $0.15             $0.06

HOLDERS

         As of October 1, 2003, we had approximately 359 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holiday Road, Salt Lake City, Utah 84117.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2002 we had the following securities authorized for issuance under the equity compensation plans:

                                                                                                      Number of securities
                                                                                                     remaining available for
                                                                             Weighted-average     future issuance under equity
                                        Number of Securities to be issued    exercise price of         compensation plans
                                          upon exercise of outstanding     outstanding options,       (excluding securities
Plan Category                             options, warrants and rights      warrants and rights      reflected in column (a)

Equity compensation plans approved by
security holders                                     14,621,469                  $.40                          6,426,378

Equity compensation plans not approved
by security holders                                          --                    --                                 --

Total                                                14,621,469                  $.40                          6,426,378


Our three stock option plans were adopted with the approval of the stockholders.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL

         We are a Delaware corporation formed in July 1998. We make hardware and software products for the creation, management and transmission of high-quality digital video over computer networks. Our products are distributed worldwide through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine.

         On April 16, 2001, we merged with Optivision, Inc., an operating company, in an exchange of common stock accounted for as a reverse merger. In accounting for this transaction, Optivision is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values and the results of operations of Optivision have been presented for the comparative prior period. Control of the net assets and business of Amnis was acquired effective April 16, 2001. This transaction has been accounted for as a purchase of the assets and liabilities of Amnis by Optivision. The historical cost of the net assets assumed was $0.

         We previously applied incorrectly the guidance in EITF 00-27 in calculating the discount corresponding to convertible notes payable. Per the guidance in EITF 00-27, we first determined the value of warrants issued in connection with the convertible notes payable, then determined the amount of the beneficial conversion feature. The resulting discount is being amortized over the term varying between one and two years of the respective convertible notes. The effect of the prior period adjustment is shown in the attached financial statement in foot note 8.

RECENT DEVELOPMENTS

         In the fourth quarter of 2002 due to lack of funding and our inability to pay employees, our operations began to wind down. This decrease in business activity continued through April of 2003, at which time there were only three employees.

         Numerous potential investors and companies were contacted since November 2002 but we were unable to attract new investors due to our current financing arrangements. In addition, we were unsuccessful in finding a buyer for our business. In March 2003, we negotiated a sale of assets to another public company, which required that we would have to file for bankruptcy. After numerous discussion with our current investors and creditors, we received a written proposal for funding two days prior to the planned bankruptcy filing. In addition, we were advised by the our principal secured creditor, our bank, that it favored the new financing proposal. The financing proposal required a management restructuring, which included a change in management. As a result, on April 28, 2003, Mike Liccardo resigned as Chairman and CEO of our company and Optivision, and Scott Mac Caughern was named Chairman and Interim CEO.

         On May 9, 2003, we entered into a Securities Purchase Agreement whereby we issued convertible debentures in exchange for funding of $1,000,000. On May 12, 2003, in anticipation of the additional funding, we rehired ten employees and commenced rebuilding the Company's operations.

RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2003 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2002


Summary of Operations:         (Expense number are from the Financial Statements attached hereto)
----------------------         ------------------------------------------------------------------

                                                 Three months ending June 30, 2003
                                                 ---------------------------------
                                          2003             2002           Inc/(dec)          %
Revenue                                 $269,103         $459,209         (190,106)       -41.4%
Cost of Goods Sold                       175,677          473,527         (297,850)       -62.9%
Research and development                 164,014          304,470         (140,456)       -46.1%
Sales and marketing                      136,948          529,739         (392,791)       -74.1%
General and administrative               569,913          647,770          (77,857)       -12.0%
Interest expense                         151,873           81,195           70,678         87.0%


                                                  Six months ending June 30, 2003
                                                  -------------------------------

Revenue                                  701,488            705,280          (3,792)          -0.5%
Cost of Goods Sold                       503,877            761,023        (257,146)         -33.8%
Research and development                 486,116            479,829           6,287            1.3%
Sales and marketing                      439,485            970,311        (530,826)         -54.7%
General and administrative               979,269          1,384,955        (405,686)         -29.3%
Interest expense                         205,202            189,561          15,641            8.3%

We have included the above tables to more effectively show the period to period changes and percentages associated with the change.


REVENUE:


Revenues generated during the three months ended June 30, 2003, aggregated $269,103, as compared to $459,209 for the three months ended June 30, 2002. This decrease of $190,106 in revenues is a result of the cessation of operations that began in the fourth quarter of 2002 due to lack of funds to support operations. Furthermore, in the second quarter of 2002 revenue was beginning to grow as a result of substantial funding that occurred in the first quarter of 2002. The increase in revenue during the second quarter of 2002 was from the result of domestic and international government and defense subcontractors increased interest in video surveillance for the six month period ending June 30 revenue decreased $3,792 from $705,280 in 2002 to $701,488 in 2003. This decrease in revenue was a result of the factors explained above.

Our prior three quarters' revenues were $432,385, $645,197 and $889,658, for the three-month periods ended March 31, 2003, December 31 and September 30, 2002, respectively. Revenues in the second quarter of 2003 continued to decline when compared to the revenues for the quarters ending March 31, 2003 and December 31, 2002 This is a result of the lack of funds to support operations from December 2002 through May of 2003. In May 2003, the Company entered into a Securities Purchase Agreement whereby it issued secured convertible debentures in exchange for $1,000,000.

Cost of goods sold

Cost of goods sold decreased $297,850 to $175,677 for the three months ended June 30, 2003 from $473,527 for the three months ended June 30, 2002, which is a 63% decrease. Revenue decreased 41% for the same period. This substantial decrease in costs resulted from employee reductions and other cost efficiencies in 2003 compared to 2002.


Cost of goods sold for the six months June 30, 2003 decreased $257,146 from $761,023 in 2002 to $503,877 in 2003 due to employee reductions and other cost efficiencies, as well as in 2002 material cost included a $119,000 write off of obsolete materials.


Research and development


Research and development dropped by $140,456 to $164,014 for the three months ended June 30, 2003 from $304,470 for the three months ended June 30, 2002 as a result of reduced employee and other expenses in 2003. For the six months ended June 30, 2003 Research and development expenses increased $6,287 to $486,116 from $479,829.


Sales and marketing


Costs associated with sales and marketing during the three months ended June 30, 2003, aggregated $136,948, as compared to $529,739 for the three months ended June 30, 2002. This decrease of $392,791 in sales and marketing expenses from the same period in the prior year is primarily the result of the Company not attending trade shows and a virtual curtailment of sales efforts in the first and second quarters of 2003 due to the lack of funds. The comparison for the six months reflect the same with a total decrease of $530,826 down from $970,311 in 2002 to $439,485 in 2003.


General and administrative


Costs associated with general and administrative expenses during the three months ended June 30, 2003, decreased $77,857 to $569,913, as compared to $647,770 for the three months ended June 30, 2002 primarily due to $277,751 non-cash consulting contracts for services covering strategic planning, mergers and acquisition activity and corporate financing and legal expenses in 2002. This decrease was offset by $400,000 in termination compensation expense associated with executive resignations in the second quarter of 2003. The comparison for the six months reflects the same with a total decrease of $405,686 down from $1,384,955 in 2002 to $979,269 in 2003.


Other income (Expense)


Interest expense increased by $70,678 from $81,195 for the three months ended June 30, 2002 to $151,873 for the three months ended June 30, 2003 due to the increase in outstanding interest bearing debt from year to year. Amortization on discount of convertible note payable decreased due to the discount on the largest convertible debenture being fully amortized at the end of 2002. Financing costs are penalties for not filing and obtaining effectiveness of a registration statement registering the shares of common stock underlying the February 2002 private placement and the two June 2002 convertible debentures.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

REVENUES

         Revenues for 2002 were $2,240,136, a decrease of $1,855,620, or 45.3%, from revenues of $4,095,756 in 2001. Revenues in 2002 continued the decline brought about by the softening economy in the third quarter of 2001, which was accelerated by the aftermath effects of the September 11, 2001 terrorist attacks. The revenue decline bottomed in the first quarter of 2002. However, with the infusion of new financing, revenue began to recover and nearly doubled in the second quarter followed again by a nearly doubling of revenue in the third quarter. The majority of the increased revenue was from government and defense subcontractors. Unfortunately, as we entered the fourth quarter the inability to raise additional funds to pay employees and support operations forced us to effectively curtail operations by December. Even though we continued to build a large pipeline of business and revenue opportunities, we no longer had the resources to close sales, provide customer support, develop and support our product and manufacture product. The possibility of these events was disclosed in our third quarter 10Q-SB wherein we stated that if additional financing is not available or is not available on acceptable terms we will have to curtail our operations.

         As a result of the curtailment of operations, revenue has continued to decline in the fourth quarter, which has continued in the first and second quarters of 2003. Numerous orders have been cancelled by customers. In May 2003, an investment group led by our existing investors has begun funds for the restart and recovery of our company. During calendar year 2002, five customers accounted for 43% of our net revenues and during 2001 five customers accounted for 53% of Optivision's net revenues. During 2002 Hughes Network Systems, Marshall Associates, Inc, Pan Dacom Networking AG and University of Calgary accounted for 9%, 9%, 10% and 10% of our net revenues respectively. In 2001, Hughes Network Systems, Glory Group and Marshall Associates, Inc. accounted for 25%, 10% and 9% of our net revenues, respectively

COST OF GOODS SOLD

         Cost of goods sold for 2002 was $1,754,943, a decrease of $416,724, or 19.2%, over cost of goods sold of $2,171,667 for 2001. Cost of goods sold did not decrease ratably with revenue due to the low volume level and our fixed cost structure, and accelerated purchases of additional critical obsolete components.

RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses were $1,237,607, a decrease of $633,023 or 33.8%, as compared to $1,870,630 for 2001. Product development and support during 2001 primarily consisted of the expenses in connection with outside consultants, which continued into the third quarter 2002 focusing on the development of new network digital video products. These efforts were substantially curtailed in the fourth quarter due to lack of funding, which resulted in the lower research and development expenses for 2002.

SALES AND MARKETING EXPENSES

         Sales and marketing expenses were $1,762,757 for 2002 a decrease of $1,059,753, or 37.5%, as compared to $2,822,510 for 2001. In 2001, our sales and marketing expenses consisted of marketing efforts in connection with trade show activity and increased travel expenditure. This trend continued into the third quarter of 2002 when we began to reduce expenditures due to lack of funding, which resulted in the lower sales and marketing expenses in 2002.

GENERAL AND ADMINISTRATIVE COSTS

         General and administrative costs were $2,470,107 for the year ended December 31, 2002, an increase of $424,673 or 20.8%, as compared to $2,045,434 for the year ended December 31, 2001. The majority of this increase is due to absorption of additional facility rental expense after our sub tenant moved out in July of 2002. In 2002, we continued to incur heavy legal and audit costs due to efforts to file a Form SB-2 Registration Statement to cover the new financings received in late 2001 and 2002.

OTHER INCOME (EXPENSE)

         Other income (expense)was, $3,958,596 for 2002, an increase of $3,307,135 compared to $651,461 for 2001. The interest expense component decreased in 2002 by $207,515 as compared to 2001, which was the result of a lower debt level and the resulting lower interest charges. The non-cash expense of amortization of discount on convertible notes accounted for $3,858,770 and financing cost associated with the convertible debentures of $2,115,073 which includes penalties for not filing the registration statement in accordance with the terms of the notes and pricing reset costs offset by the decrease in the fair value of detachable warrants as determined by Black Scholes calculations, of $1,055,504 and the gain on extinguishment of accounts payable of $1,115,787 are the primary components of the increase in 2002.

NET LOSS

         Our net loss for 2002 of ($8,943,874) increased ($3,477,928) mainly due to the Other Income (Expense) items noted above. Loss from operations increased $170,793 or 3.5% from 2001

LIQUIDITY AND CAPITAL RESOURCES



         At June 30, 2003, we had cash and cash equivalents of $192,468 compared to $31,312 at March 31, 2003. During 2002 our negative working capital position increased by nearly $1,204,700. This increase was due to the lack of funds to pay expenses and compensation and the resulting increase in payables and drop in inventory. In addition decreases in accounts receivable occurred due to lower revenue than prior quarters. In the three months ending March 31, 2003 our negative working capital increased by $933,000 and for the six months ended June 30 2003 the negative working capital increase totaled $1,440,632. The reasons for the decreases in 2002 have carried on through the first half of 2003. In addition the accrued warrant liability associated with the investment of $1,000,000 in May 2003 of $405,000 accounted for a significant portion of the increase.

         We had continuing losses from operations in the second quarter 2003 of $(777,449) in addition to our first quarter loss of ($929,810) and $(4,985,278) for year ended December 31, 2002. We are currently unable to project when the business may no longer generate a loss since we do not know what the cost and time requirements will be to recover and build our revenue to the momentum achieved in the third quarter of 2002. Throughout the fourth quarter of 2002 and first and second quarters of 2003, we have taken actions to increase cash flows through cost-cutting measures and actively pursuing additional sources of funding.

         Numerous potential investors and companies were contacted since November 2002, but we were unable to attract new investors due to our company's financing structure and we were unsuccessful in finding a buyer for our business. In March 2003, we negotiated a sale of assets to another public company, which would have required that we file for bankruptcy. After numerous discussions with current investors and creditors, we received a written proposal for funding two days before a bankruptcy filing and was advised by our principal secured creditor, our bank, that it favored the new financing proposal. Our major secured creditor has located a financing institution that acquired their note and assisted in further financing of our company. Our other major creditors have located a workout management team and have provided initial funding for that team to evaluate funding requirements and raise the required funding.

         Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

         Since December 2001, to obtain funding for our ongoing operations, we entered into the following financing arrangements:

               o In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd., pursuant to which we issued and sold to Bristol Investment Fund, Ltd. a 12% two-year secured convertible debenture in the principal amount of $500,000, investment options for the purchase up to $500,000 of our common stock, and 1,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The exercise price of each warrant, as amended, is equal to $0.05 per share, subject to antidilution adjustment. The terms of the Bristol financing also provide for the issuance and sale of (i) an additional 12% two-year secured convertible debenture in the principal amount of $500,000 within ten business days after the effective date of related registration statement, and (ii) related investment options for the purchase of up to $500,000 of our common stock. The additional secured convertible debenture and the investment options for the purchase up to $500,000 of our common stock were subsequently terminated as a result the non-registration of the initial secured convertible debenture. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus does not relate to the resale of the common stock underlying these convertible debentures and warrants.

               o In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three accredited investors for an aggregate purchase price of $1,800,000. Each unit consisted of ten shares of our common stock, subject to adjustment, and one warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment. In connection with the transaction, we agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. This prospectus does not relate to the resale of the common stock underlying these convertible debentures and warrants.

               o In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus does not relate to the resale of the common stock underlying these convertible debentures and warrants.

               o In June 2002, we issued and sold two convertible notes in the aggregate principal amount of $450,000 and warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment, to two accredited investors. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. In May 2003, one of the investors holding a secured convertible debenture in the amount of $200,000 agreed not convert its investment for a per share price of less than $.05 per share. In addition, the investor may not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. With respect to the number of shares issuable upon conversion of the remaining $250,000 secured convertible debenture, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

               o In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or
                    (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

               o In September 2003, we entered into a Securities Purchase Agreement with one accredited investors for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

         The selling stockholders have contractually agreed to restrict their ability to convert the debentures or exercise their reset option or warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock, except that Bristol Investment Fund Ltd. may not exceed 4.9% of the then issued and outstanding shares of common stock with respect to its December 2001 convertible financing. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         This Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, intangible assets, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts and the recognition and classification of net operating loss carry forwards between current and long-term assets. These accounting policies are described in the notes to the consolidated financial statements included in this document for the fiscal year ended December 31, 2002 and in the notes to the consolidated financial statements included with this Form SB-2.

The following table summarizes commitments due over then following five years as of December 31, 2002.


                                           2003              2004              2005           2006       2007         Total

Accounts Receivable Financing        $   917,666.53                                                                 917,666.53
Stockholder Notes Payable                 52,500.00                                                                  52,500.00
Accrued Salaries                         576,893.00                                                                 576,893.00
Accrued Vacation                         212,835.00                                                                 212,835.38
Convertible Notes Payable                500,000.00        450,000.00      1,112,763.00                           2,062,763.00
Employment Contract                      535,015.68         68,083.00                                               603,099.68
Leases                                     8,094.24          8,094.24          8,094.24      4,047.12                28,329.84

                                    ------------------------------------------------------------------------------------------------

                                     $ 2,803,005.83     $  526,177.24    $ 1,120,857.24     $4,047.12        -    4,454,087.43
                                    ================================================================================================

                                    BUSINESS

         We were formed on July 29, 1998. On April 16, 2001, we merged with Optivision, Inc., an operating company, in an exchange of common stock accounted for as a recapitalizations of Optivision.

         We are a Delaware corporation. Optivision, Inc., a California corporation, is our wholly-owned subsidiary, that makes hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. Our network video products are distributed primarily in the United States of America, Europe and Pacific Rim countries through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as distance learning, corporate training, video courier services, surveillance, telemedicine and visual collaboration. We consider our operations to be one segment for reporting purposes.

PRODUCTS

         Our products are used to create, manage and transmit compressed high-quality digital video over broadband computer networks in a wide range of applications. This is often referred to as "streaming video." Applications for our products include, for example, interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine. The use of compressed digital video for these applications reduces the network bandwidth and storage requirements when compared to uncompressed digital video technologies.

         Our products are compatible with the Motion Picture Expert Group, or MPEG, digital video industry standard, which provides the highest quality digital video for our customers. In addition our products are compatible with computer network standards based on various computer network communication protocols such as, for example, the Internet Protocol, or IP, and the Asynchronous Transfer Mode, or ATM, protocol. Our products enable our customers to:

         o Capture, compress and transmit high-quality video from any source, including cable TV, wireless, satellite, video tape or live events;
         o Store high-quality video locally or in remote network video servers;
         o Transmit live or stored high-quality video across a computer network;
         o Manage high-quality video distribution as a part of the total application; and
         o Play live or stored high-quality video on a television monitor, desktop personal computer or set-top box.

         We offer a family of products that includes digital video encoders, or transmitters, receivers, network management software and a media desktop personal computer player. All these products are compatible with each other and can be connected directly to a computer network or easily integrated into desktop personal computers.

         Our digital video encoders, or transmitters, and receivers are designed to transmit, or "stream," receive, store and process live or previously recorded digital video over computer networks. Customers can remotely control our digital video encoders, or transmitters, and receivers through our network management software.

         Our media desktop personal computer player allows users to play streaming or stored MPEG video on a desktop personal computer. It also allows users to simultaneously run other desktop software applications and customize the display for improved user interface and interaction.

SALES AND MARKETING

         We sell our products primarily to a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs.

         We maintain a sales organization consisting of regional sales managers in North America, and Europe. Our North American sales organization covers the U.S. and Canadian markets and manages our system integrators and value added resellers. Selected overseas markets are covered by systems integrators and value added resellers in Europe with a dedicated regional sales manager based in Germany.

         The system integrators and value added resellers have been selected by us for their ability to provide effective field sales and technical support to our end user customers. They perform product demonstrations, advise customers on system configuration and installation, and perform ongoing post-sales customer support. We believe that many end users depend on the technical support offered by these system integrators and value added resellers in making product purchase decisions. We continue to invest resources in developing and supporting our network of system integrators and value added resellers.

         We also sell our products to original equipment manufacturers who incorporate our products into end user products that are tailored for specific applications. These original equipment manufacturers purchase our products and are responsible for conducting their own marketing, sales and support activities for their application-specific markets and customers such as, for example, providing a satellite digital video service for large corporations.

         Our marketing efforts are targeted at corporations, healthcare and educational institutions and the government. In order to increase awareness of our products, we attend a number of trade shows including, for example, the National Association of Broadcasters, or NAB, and Networld + Interop, or N + I, tradeshows in the United States. We also have established strategic co-marketing, joint product interoperability testing and joint business development relationships with corporate partners with whom we have the opportunity to expand our sales and marketing presence through the extensive sales force and marketing relationships of our partners to reach new customers and markets, and with whom we participate in joint marketing activities and tradeshow booths.

MARKETS

         The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, standard, and streaming video network applications. In addition, we believe that our future success will depend, in part, on our continued ability to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future.

         Digital video products generally, and video network products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new digital video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of, our products, is subject to a high degree of uncertainty. If market growth rates do not meet our expectations, or if we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

MANUFACTURING AND SOURCES OF SUPPLY

         Our manufacturing strategy focuses on system integration, system assembly and final system testing and quality control of our products. We outsource printed circuit board, system chassis assembly to third party suppliers. This outsourcing strategy has enabled us to benefit from the manufacturing capabilities of our suppliers who can accommodate significant increases in production volume as necessary. This strategy also permits us to focus on our core competencies of rapid product development and deployment.

         We handle all phases of materials planning, production scheduling, procurement and document control. In addition to developing manufacturing strategies, our production staff qualifies our suppliers and their manufacturing processes to ensure subcontractor quality standards.

COMPETITION

         Competition in the streaming video products market is expected to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. We believe that these competitors do not offer the range of products that combine network management, desktop personal computer players and network video functions provided by us. We further believe that we offer our customers a unique blend of computer networking and digital video competencies that differentiates us from our competition. Although there are no public market studies or market share estimate, we believe that we have the largest installed base of products in the this young market.

         Competition in the future may force us to lower product prices and add new products and features at lower prices, or we may otherwise be unable to introduce new products at higher prices. We cannot assure you that we will be able to compete successfully in this kind of price competitive environment, and lower prices and reduced demand for our products would reduce our ability to generate revenue.

RESEARCH AND DEVELOPMENT

         The goal of our research and development activities is to continue the development and introduction of next-generation products for our customers that resolve the limitations of current network streaming video products and address new markets. Our efforts are also focused on increasing the functionality and reducing the cost of our current products. We are developing new technologies and products that will:

         o Employ the next generation digital video and network technologies;

         o Enhance current products for use in video surveillance and distance learning applications;

         o        Provide greater network management and control capability;

         o Support real time video storage, server, processing and content management functions; and

         o Accommodate different computer network bandwidth constraints and fluctuations.

         Optivision's research and development expenditures were approximately $1.3 million and $1.9 million for fiscal years ended December 31, 2002 and December 31, 2001, respectively.

TRADEMARKS

         We have registered "Optivision," "High Speed Quad," "MPEG Studio" and "Optivideo" as registered trademarks. In addition, the names "NAC," "VS-Pro," "LiveMap," "LivePlayer," "mpegNet," "mpegStudio Pro" and "ScaleWare" are our trademarks.

PROPRIETARY RIGHTS

         We have one U.S. patent issued by the U.S. Patent and Trademark Office in the area of digital video coding, which we believe currently provides no competitive advantage to us in our current markets. Many participants in the digital video market have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. We expect that companies will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Responding to such claims, regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements to settle such claims. Any such claims could also lead to time-consuming, protracted and costly litigation, which would require significant expenditures of time, capital and other resources by our management. Moreover, we cannot be sure that any necessary royalty or licensing agreement will be available or that, if available, such agreement could be obtained on commercially reasonable terms.

CUSTOMERS

         Our products are used by corporations, government agencies, educational institutions, healthcare institutions and other institutions with broadband computer networks that require high quality streaming video for such applications as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine.

         Historically, a substantial portion of our revenues has come from large purchases by a small number of customers. During calendar year 2002, five customers accounted for 43% of our net revenues and during 2001 five customers accounted for 53% of Optivision's net revenues. During 2002 Hughes Network Systems, Marshall Associates, Inc, Pan Dacom Networking AG and University of Calgary accounted for 9%, 9%, 10% and 10% of our net revenues, respectively. In 2001, Hughes Network Systems, Glory Group and Marshall Associates, Inc. accounted for 25%, 10% and 9% of our net revenues, respectively. Our customers and VARS purchase our hardware and software products on an as needed basis by issuing purchase orders directly to us. Customers of system integrator and value added resellers are extended a purchase price discount based on mutual negotiation and agreement, which is typically based on total volume of business over a 12 month period or for a specific order and delivery schedule. Generally, consistent with industry practice in our market, our customers do not sign long term contracts with committed purchase volume.

EMPLOYEES

         As of December 31, 2002, we employed a total of 23 full time employees, which include four in engineering, nine in sales and marketing, five in manufacturing and five in administration and finance. After December 31, 2002, we lost most of our employees and as of April 2003 had only three full-time employees. As of May 16, 2003, as a result of new funding, we have 12 employees, which include four in engineering, two in sales, two in manufacturing and four in administration.

LEGAL PROCEEDINGS

         From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names, age, and position of each of our directors and executive officers.



NAME                  AGE  POSITION
--------------------  ---  --------
Scott Mac Caughern     47  Chief Executive Officer and Chairman

Lawrence L. Bartlett   62  Chief Financial Officer, Vice President,
                           Secretary and Director

Michael A. Liccardo    56  Director

         Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

         Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

         SCOTT MAC CAUGHERN has served as our Chairman and Chief Executive Officer since April 28, 2003. Mr. Mac Caughern is an emerging growth investor in both private and public companies and has funded and contributed to the success of many companies in the past decade. He has held various senior executive positions within the securities industry and is an expert in developing innovative financial solutions. Since 1993, Mr. Mac Caughern has been president of Mac Caughern Trade Development, which is a national full service communications company to the capital markets. Mac Caughern Trade Development has focused on management and financial consulting services, specializing in strategic marketing, establishing distribution channels for products, mergers and acquisitions and financial public relations. Mr. Mac Caughern has held various senior executive positions within the securities industry including running his own OSJ Securities firm for Roundhill Securities, in Park City, Utah. After resigning from Roundhill Securities in 1997, Mr. Mac Caughern has focused on identifying unique opportunities in the public markets and has implemented his innovative financial solutions for client companies. Mr. Mac Caughern attended Central Connecticut State College. Additionally, since October 2001, Mr. Mac Caughern has been a Professional Services Reserve for the Orange County Sheriff's Department in Orange County California.

         LAWRENCE L. BARTLETT has served as interim president from March 2001 through April 2001 and has served as our vice president, chief financial officer and secretary since April 2001. Mr. Bartlett has also served on our board since February 2001. Mr. Bartlett has also served as the chief financial officer of Optivision since June 1998, overseeing Optivision's worldwide financial and administration operations. He has also been a director of Optivision since June 2000. He brings over 25 years of leadership in high technology financial, human resources and information technology management. Prior to joining Optivision, Mr. Bartlett served for five years as the senior finance and administration executive at Peninsula Laboratories. Mr. Bartlett spent eight years as a contract chief financial officer, providing financial expertise to startup, turnaround and fast-track growth companies. Mr. Bartlett also served as vice president of finance and administration, and chief financial officer of Northstar Computers and corporate controller for Bio-Rad Laboratories. At

Northstar Computers, Mr. Bartlett led the company to an initial public offering. Previously, Mr. Bartlett was an auditor with Arthur Andersen LLP. He is a certified public accountant and holds a bachelor of science degree in accounting and business statistics from the University of Oregon.

         MICHAEL A. LICCARDO has served as a director since February 2001. He has served as our chief executive officer, president and chairman of the board from April 2001 until April 28, 2003 at which time he resigned. Mr. Liccardo has been the president and chief executive officer of Optivision since 1998 and chairman since December 1999 until April 28, 2003 at which time he resigned as Chairman. With over 25 years of experience in the high technology industry in various senior marketing, operations and financial management positions, Mr. Liccardo has directed business strategy for a broad range of markets, including computer and peripheral systems, software, semiconductors and multimedia communication. Prior to joining Optivision, Mr. Liccardo served in various executive management positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip products, including vice president of business development, vice president of strategic planning, and vice president and general manager. While at Cirrus Logic, Mr. Liccardo directed the spin off of Lexar Media. Previously, Mr. Liccardo was the chief operating officer of Scientific Micro Systems where he successfully completed its initial public offering. Mr. Liccardo also served as a member of the board at BusLogic. Mr. Liccardo holds both master and bachelor of science degrees in electrical engineering from the University of California at Berkeley, and an MBA from Stanford University.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2002, 2001 and 2000 exceeded $100,000:


                              SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION (1)     LONG TERM COMPENSATION (1)

                                                            SECURITIES     ALL OTHER
                                                            UNDERLYING   COMPENSATION
NAME AND PRINCIPAL         YEAR  SALARY ($)(2)  BONUS ($)  OPTIONS (#S)     ($) (3)
     POSITION
Michael A. Liccardo        2002        149,777        ---     2,500,000         1,476
President, Chief           2001        164,680        ---     1,100,000         1,278
Executive Officer and      2000        182,148        ---     1,300,000           ---
Chairman of the Board
(4)

Lawrence L. Bartlett       2002        175,120        ---     2,200,000         1,334
Chief Financial Officer,   2001        163,414        ---       825,000         1,245
Vice President and         2000        185,450        ---       425,000           ---
Secretary (6)

Richard A. Falcone         2002        190,733        ---     2,200,000           943
Vice President of          2001        184,228        ---       740,000           878
Marketing, Worldwide       2000        174,538        ---       500,000           ---
Sales and Business                                    ---
Development

(1) Amounts for fiscal year 1999 and 2000 reflect pre-merger compensation awarded, earned or paid for services rendered in all capacities to Optivision, Inc.
(2) Amounts shown include cash and non-cash compensation earned and received by the named executive officers. These officers elected to defer all or a significant portion of their salaries in order that our financial resources be directed toward supporting operations. At the end of 2001, Messrs. Bartlett and Falcone had deferred compensation of approximately $40,000 and $39,800, respectively, all of which was paid in February 2002. At the end of 2001, Mr. Liccardo had deferred compensation of approximately $87,000, a portion of which was paid in the form of 13,695 stock options that were granted and immediately exercised by Mr. Liccardo on January 15, 2002 at the price of $1.20 per share, and the remainder of which will not be paid until our board of directors deems it prudent and such payment will not adversely affect our operations. At the end of 2002 Messrs. Bartlett, Falcone and Liccardo had unpaid compensation $65,508, $55,499 and $196,562, respectively. As of this date none of the unpaid compensation has been paid.
(3) Represents the premiums paid by us with respect to term life insurance on the lives of each named executive officer pursuant to which the proceeds are paid to the beneficiaries of each policy.
(4) Mr. Liccardo became our president, chief executive officer and chairman of the board of directors in April 2001.
(5) Mr. Bartlett served as our interim president upon the resignation of Mr. John in March 2001 and until Mr. Liccardo was appointed in April 2001.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding option granted to each of the named executive officers during the year ended December 31, 2002.


                                  INDIVIDUAL GRANTS

                                            PERCENTAGE OF
                           NUMBER OF        TOTAL OPTIONS
                          SECURITIES         GRANTED TO      EXERCISE OR
                      UNDERLYING OPTIONS    EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                        GRANTED        FISCAL YEAR (1)   ($/SH) (2)       DATE
Michael A. Liccardo     2,500,000 (3) (4)            28.3%    $ .04        10/31/04

Lawrence L. Bartlett    2,200,000 (3) (4)            24.8       .04        10/31/04

Richard A. Falcone      2,200,000 (3) (4)            24.8       .04        10/31/04

(1) Based on a total of 8,847,000 shares subject to options granted to employees (not counting options granted to non-employees) under all our stock option plans in the year ended December 31, 2002, including options granted to the named executive officers.
(2) All options were granted at an exercise price equal to the fair market value of our common stock at the date of grant.
(3) These options were issued under our 2002 Stock Plan. (4) The option vests 50% on November 15, 2002 and at a rate of 5.00% each month thereafter.

DIRECTOR COMPENSATION

We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

EMPLOYMENT AGREEMENTS

LAWRENCE L. BARTLETT

         In April 2001, we entered into an executive employment agreement with Lawrence L. Bartlett, who serves as our vice president, chief financial officer, secretary and director. Our agreement with Mr. Bartlett provides for, among other things, employment for three years, the payment of a base salary of $190,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. The agreement may be terminated for any reason by Mr. Bartlett upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Bartlett will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for the 60-day period prior to such change in control and for a one-year period after such change in control. Mr. Bartlett is also subject to confidentiality restrictions under his employment agreement.

STOCK OPTION PLANS

1997 STOCK PLAN

GENERAL

         Our board of directors adopted the 1997 Stock Plan (formerly the Optivision, Inc. 1997 Stock Plan) in February 2001 effective upon the completion of the merger with Optivision, Inc. in April 2001. Our stockholders approved the 1997 Stock Plan in February 2001. 3,993,482 shares of our common stock are authorized for issuance under the 1997 Stock Plan. As of December 31, 2002, options to purchase 3,311,469 shares were outstanding at a weighted average exercise price of $0.86 per share and 121,092 shares of common stock remained available for future grant. The 1997 Stock Plan will terminate in February 2011.

ADMINISTRATION

         The 1997 Stock Plan is administered by our board of directors or a committee of the board. The 1997 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 1997 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 1997 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 1997 STOCK PLAN:

         - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

         - Our board of directors or the committee appointed by the board to administer the 1997 Stock Plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

         - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the 1997 Stock Plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

         In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2000 STOCK PLAN

GENERAL

         Our board of directors adopted the 2000 Stock Plan in October 2000, and our stockholders approved the plan in October 2000. 5,500,000 shares of our common stock are authorized for issuance under the 2000 Stock Plan. As of December 31, 2002, options to purchase 2,769,000 shares of common stock were outstanding at a weighted average exercise price of $0.88 per share and 3,303 shares of common stock remained available for future grant. The 2000 Stock Plan will terminate in October 2010.

ADMINISTRATION

         The 2000 Stock Plan is administered by our board of directors or a committee of the board. The 2000 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2000 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2000 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2000 STOCK PLAN:

         - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

         - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

         - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

         In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2002 STOCK PLAN

GENERAL

         On June 17, 2002, our board of directors adopted the 2002 Stock Plan which our stockholders approved on June 20, 2002. 20,000,000 shares of our common stock are authorized for issuance under the 2002 Stock Plan. As of December 31, 2002, options to purchase 8,541,000 shares of common stock were outstanding at a weighted average exercise price of $0.04 per share and 6,301,983 shares of common stock remained available for future grant. The 2002 Stock Plan will terminate in June 2012.

ADMINISTRATION

         The 2002 Stock Plan is administered by our board of directors or a committee of the board. The 2002 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2002 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2002 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2002 STOCK PLAN:

         - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

         - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

         - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

         In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 2002, we issued to Michael A. Liccardo, our director and former officer, a convertible note in the principal amount of $3,547,916 in exchange for the cancellation of certain loans (including accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses. The note bears interest at 10% per annum and matured on January 14, 2003. In June 2002, Mr. Liccardo converted $1,935,153 in principal of this convertible note and, in connection therewith, received 26,623,377 shares of common stock. In December 2002, Mr. Liccardo converted $500,000 in principal of his convertible note and in connection therewith received 12,500,000 shares of common stock. In March 2003, Mr. Liccardo converted $112,000 in principal of this convertible note and in connection therewith received 14,000,000 shares of common stock. Mr. Liccardo may, at any time, elect to convert the outstanding principal of $1,000,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note the lower of (i) $0.35 or (ii) 70% of the average of the lowest three intraday prices of our common stock during the 20 trading days immediately preceding the applicable conversion date. The fixed conversion price of $0.35 is subject to adjustment to a lower conversion price in the event of stock splits, dividends, recapitalizations and the like. Mr. Liccardo agreed to waive his right to convert the convertible note and have the appropriate number of shares reserved until the earlier of either
(i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of October 1, 2003

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.

                                                                     Percentage of              Percentage of
                                                                        Class                        Class
Name and Address of                     Number of                      Prior to                      After
Beneficial Owner                    Number of Shares Owned(1)          Offering(2)                 Offering(3)
----------------                    ----------------------             --------                    --------

Alpha Capital Aktiengesellschaft
  Pradafant
  79490 Furstentums, Vaduz
  Liechtenstein                            14,097,973                   9.81%                      5.73%

Bristol Investment Fund Ltd.
 Caledonian House
  Jennett Street, George Town
 Grand Cayman, Cayman Islands              17,958,341                  12.50%                      7.29%

Executive Officers and Directors
------------------------------------
Michael A. Liccardo(4)                     54,018,677                  37.59%                     21.94%


Lawrence L. Bartlett (5)                    3,598,805                   2.50%                      1.46%
Scott Mac Caughern                                  0                     --                         --
All directors and executive
  officers as a group (3 persons)          57,617,482                  40.09%                     23.40%


* Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304
** Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 143,710,220 shares of common stock outstanding.

(3) Percentage based on 246,249,825 shares of common stock outstanding.

(4) Mr. Liccardo's beneficial ownership does not include shares of common stock that are issuable upon conversion of the convertible debenture held by Mr. Liccardo as he has agreed to not convert the convertible debenture until such time as (i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or (iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

(5) Includes 3,598,805 shares that may be acquired through the exercise of options currently or within 60 days of October 1, 2003.


                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue 820,000,000 shares, consisting of 800,000,000 shares of common stock, par value $0.0001 per share, of which 143,710,220 shares are issued and outstanding. As of October 1, 2003, 985,537 shares are reserved for issuance pursuant to our stock plans, 13,387,969 are reserved pursuant to stock option agreements, an aggregate of 252,315,051 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of common stock subject to the registration statement of which this prospectus forms a part. We are required to reserve additional shares of common stock pursuant to the Securities Purchase Agreement upon the shares becoming available. In addition, we are authorized to issue 20,000,000 shares of preferred stock, of which none are issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

         Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

         Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

PREFERRED STOCK

         The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

         We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

CONVERTIBLE DEBENTURE AND UNIT FINANCING

         Terms of December 2001 Secured Convertible Debenture Financing

         The December 2001 financing agreements with Bristol Investment Fund, Ltd. provide for the issuance of a total of $1,000,000 of convertible debentures that can be converted into shares of our common stock. The interest rate of the debentures is 12% per annum with a two year maturity. $500,000 in convertible debentures have been issued, with the remaining $500,000 in convertible debentures to be issued within ten business days after the effective date of this registration statement. To date, in relation to these financing agreements we have received gross proceeds of $500,000, and net proceeds of $438,500, after paying $50,000 in finders fees, and $11,500 for related legal and accounting fees. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price and cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. These convertible debentures have a conversion price that is the lesser of (1) $0.385 and (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) during the 20 trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date. The investment options and the additional investment of $500,000 in convertible debentures were terminated as a result of our failure to obtain effectiveness of a registration statement covering the initial financing.

         If conversions of the debentures occur, stockholders may be subject to an immediate dilution in their per share net tangible book value. In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock, subject to antidilution adjustment, and to others warrants to purchase 100,000 shares of our common stock, subject to antidilution adjustment. These warrants, as amended, have an amended exercise price of $0.05 per share. These warrants can be exercised any time through and including December 28, 2008.

         Terms of February 2002 Unit Financing, As Amended

         Under the February 2002 financing agreements with Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, as amended in June 2002, we issued and sold a total of 187,500 units, at a price of $8.00 per unit, with each unit consisting of 21 shares of our common stock, subject to adjustment pursuant to exercise of the reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $.1301 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. In relation to this financing, we received gross proceeds of $1,500,000, and net proceeds of $1,284,988, after paying $105,000 in finders fees, and $110,012 for related legal and accounting fees.

         Under the reset option included in each unit, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration. The reset option provides that, at any time, but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Thus, the reset options will be exercised for additional shares of our common stock at below the current market price on the exercise date. In addition, there is no limit on the number of shares of our common stock that may be issued upon exercise of the reset options. In fact, the number of shares issuable upon exercise of the reset options fluctuates with our common stock market price and cannot be determined until the day of exercise. If the reset options are exercised, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

         In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or
(ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

         Each selling security holder is not entitled to exercise a reset option if the sum of (i) the number of shares of common stock beneficially owned by that selling security holder and its affiliates on the date of exercise, and
(ii) the number of shares of common stock issuable upon the exercise of the reset option would result in beneficial ownership by the selling security holder and its affiliates of more than 9.99% of our outstanding shares of common stock on the date of exercise. Each selling security holder may void the exercise limitation upon 75 days prior written notice to us.

         The warrants included in the units can be exercised any time through and including June 18, 2005. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement.

         Terms of June 2002 Secured Convertible Debenture Financing
         ----------------------------------------------------------

         In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock. The interest rate on the convertible notes is 12% per annum with a two-year maturity. In relation to this financing, we received gross proceeds of $450,000, and net proceeds of $385,738, after paying $51,750 in finders fees, and $12,512 for related legal and accounting fees.

         Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price per share that is the lesser of (1) $0.385 or (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Thus, the notes will be converted at prices below the current market price on the conversion date. The number of shares we will issue upon the conversion of these notes fluctuates with our common stock market price and cannot be determined until the day of conversion. If conversions of the notes occur, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

         In connection with the issuance of the convertible notes in June 2002, we issued to the selling security holders warrants to purchase 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement.

         Terms of May 2003 Secured Convertible Debenture Financing
         ---------------------------------------------------------

         In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in May 2003, we issued to the debenture holder warrants to purchase 5,000,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including May 9, 2010.

         Terms of September 2003 Secured Convertible Debenture Financing
         ---------------------------------------------------------------

         In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in September 2003, we issued to the debenture holder warrants to purchase 1,250,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

         Terms of October 2003 Conversion Agreement
         ------------------------------------------

         In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

         As of October 1, 2003, we have reserved a good faith estimate of the number of shares of common stock to account for market fluctuations and antidilution and price protection adjustments, which would be issuable upon conversion in full of the debentures, exercise of the reset option and exercise of the warrants in connection with our financings. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                           Total Shares of     Total          Shares of        Beneficial
                           Common Stock        Percentage     Common Stock     Ownership Before
                           Issuable Upon       of Common      Included in      the Offering*
                           Conversion of       Stock,         Prospectus
          Name             Debentures and/or   Assuming
                           Warrants            Full
                                               Conversion
-------------------------- ------------------- -------------- ---------------- ------------------

Bristol Investment Fund,        30,963,735(4)         17.73%       Up to           15,790,579(2)
Ltd. (3)                                                        16,977,959
                                                                 shares of
                                                               common stock
                                                                    (1)

Alexander Dunham Capital         1,266,050             0.01%       Up to            1,250,000(2)
Group, Inc. (3)                                                  1,250,000
                                                                 shares of
                                                                  common
                                                                 stock(1)

Alpha Capital                   55,221,126(5)         27.76%       Up to           15,790,579(2)
Aktiengesellschaft (3)                                          38,350,107
                                                                 shares of
                                                                  common
                                                                 stock(1)

SDS Merchant Fund, LP (3)       15,320,513(6)          9.63%       Up to           15,790,579(2)
                                                                30,641,026
                                                                 shares of
                                                               common stock
                                                                    (1)

Stonestreet Limited              7,660,256(7)          5.06%       Up to           15,320,513(2)
Partnership (3)                                                 28,591,698
                                                                 shares of
                                                                 common(1)
                                                                   stock




                           Percentage of   Beneficial     Percentage of
                           Common Stock    Ownership      Common Stock
                           Owned Before    After the      Owned After
                           Offering*       Offering (8)   Offering (8)
          Name


-------------------------- --------------- -------------- ---------------

Bristol Investment Fund,             9.9%       --              --
Ltd. (3)




Alexander Dunham Capital             9.9%       --              --
Group, Inc. (3)




Alpha Capital                        9.9%      --              --
Aktiengesellschaft (3)




SDS Merchant Fund, LP (3)            9.9%       --              --





Stonestreet Limited                  9.9%       --              --
Partnership (3)




* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation with respect to the remaining selling stockholders.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures based on current market prices and exercise of warrants. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on October 1, 2003, the conversion price would have been $.039.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Bristol Investment Fund, Ltd. is a private investment fund that is owned by its investors and managed by Bristol Capital Advisors, LLC (f/k/a Bristol DLP,
LLC). Bristol Capital Advisors, LLC, of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the managing members with final voting power, has investment control over the shares listed owned by Bristol Investment Fund, Ltd. Mr. James Somes is the President of Alexander Dunham Capital Group, Inc. and has final voting and investment power over the shares being sold by it. Bristol Capital, LLC is a private investment company of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the sole members and hold final voting and investment power over shares owned by it. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. SDS Merchant Fund, LP is a private investment fund that is owned by its investors and managed by its general partner, SDS Capital Partners, LLC. Mr. Steve Derby is the control person of the shares owned by SDS Capital Partners, LLC, with final voting power and investment control over such shares.

(4) Such figure is the sum of (i) the outstanding principal, interest and penalties owed as of May 31, 2003 in connection with the 12% secured convertible debentures issued pursuant to the December 2001 financing divided by the conversion price of $.039; and (ii) the number of shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the December 2001 financing; (iii) common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated May 2003; and (iv) the number of shares of common stock of secured convertible debenture issued in connection with the Agreement dated October 2003 providing the investor the right to convert a senior security interest.

(5) Such figure is the sum of (i) the outstanding principal, interest and penalties owed as of May 31, 2003 in connection with the 12% secured convertible debentures issued pursuant to the June 2002 secured convertible debenture financing and the May 2003 secured convertible debenture that was issued as a result of the modification of the Unit Subscription Agreement dated February 2002, as amended, divided by the conversion price of $.035; (ii) the number of shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2002 secured convertible debenture and unit financings; (iii) shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated May 2003; and (iv) the number of shares of common stock of secured convertible debenture issued in connection with the Agreement dated October 2003 providing the investor the right to convert a senior security interest.

(6) Such figure includes ) shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated May 2003.

(7) Such figure is the sum of (i) the outstanding principal, interest and penalties owed as of May 31, 2003 in connection with the 12% secured convertible debentures issued pursuant to the June 2002 secured convertible debenture financing divided by the conversion price of $.05; (ii) the reset of the Unit Subscription Agreement dated February 2002, as amended, at an exercise price of $.05 per share; (iii) the number of shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2002 secured convertible debenture and unit financings; and (iv) shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated September 2003.

(8) Assumes that all securities registered will be sold.

                               TERMS OF FINANCINGS

         Terms of December 2001 Secured Convertible Debenture Financing
         --------------------------------------------------------------

         The December 2001 financing agreements with Bristol Investment Fund, Ltd. provide for the issuance of a total of $1,000,000 of convertible debentures that can be converted into shares of our common stock. The interest rate of the debentures is 12% per annum with a two year maturity. $500,000 in convertible debentures have been issued, with the remaining $500,000 in convertible debentures to be issued within ten business days after the effective date of this registration statement. To date, in relation to these financing agreements we have received gross proceeds of $500,000, and net proceeds of $438,500, after paying $50,000 in finders fees, and $11,500 for related legal and accounting fees. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price and cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. These convertible debentures have a conversion price that is the lesser of (1) $0.385 and (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) during the 20 trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date. The investment options and the additional investment of $500,000 in convertible debentures were terminated as a result of our failure to obtain effectiveness of a registration statement covering the initial financing.

         If conversions of the debentures occur, stockholders may be subject to an immediate dilution in their per share net tangible book value. In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock, subject to antidilution adjustment, and to others warrants to purchase 100,000 shares of our common stock, subject to antidilution adjustment. These warrants, as amended, have an amended exercise price of $0.05 per share. These warrants can be exercised any time through and including December 28, 2008. This prospectus does not relate to the resale of the common stock underlying this financing.

         Terms of February 2002 Unit Financing, As Amended
         -------------------------------------------------

         Under the February 2002 financing agreements with Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, as amended in June 2002, we issued and sold a total of 187,500 units, at a price of $8.00 per unit, with each unit consisting of 21 shares of our common stock, subject to adjustment pursuant to exercise of the reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. In relation to this financing, we received gross proceeds of $1,500,000, and net proceeds of $1,284,988, after paying $105,000 in finders fees, and $110,012 for related legal and accounting fees.

         Under the reset option included in each unit, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration. The reset option provides that, at any time, but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Thus, the reset options will be exercised for additional shares of our common stock at below the current market price on the exercise date. In addition, there is no limit on the number of shares of our common stock that may be issued upon exercise of the reset options. In fact, the number of shares issuable upon exercise of the reset options fluctuates with our common stock market price and cannot be determined until the day of exercise. If the reset options are exercised, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

         In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or
(ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

         Each selling security holder is not entitled to exercise a reset option if the sum of (i) the number of shares of common stock beneficially owned by that selling security holder and its affiliates on the date of exercise, and
(ii) the number of shares of common stock issuable upon the exercise of the reset option would result in beneficial ownership by the selling security holder and its affiliates of more than 9.99% of our outstanding shares of common stock on the date of exercise. Each selling security holder may void the exercise limitation upon 75 days prior written notice to us.

         The warrants included in the units can be exercised any time through and including June 18, 2005. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. This prospectus does not relate to the resale of the common stock underlying these financings.

         Terms of June 2002 Secured Convertible Debenture Financing
         ----------------------------------------------------------

         In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock. The interest rate on the convertible notes is 12% per annum with a two-year maturity. In relation to this financing, we received gross proceeds of $450,000, and net proceeds of $385,738, after paying $51,750 in finders fees, and $12,512 for related legal and accounting fees.

         Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price per share that is the lesser of (1) $0.385 or (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Thus, the notes will be converted at prices below the current market price on the conversion date. The number of shares we will issue upon the conversion of these notes fluctuates with our common stock market price and cannot be determined until the day of conversion. If conversions of the notes occur, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

         In connection with the issuance of the convertible notes in June 2002, we issued to the selling security holders warrants to purchase 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. This prospectus does not relate to the resale of the common stock underlying this financing.

         Terms of May 2003 Secured Convertible Debenture Financing
         ---------------------------------------------------------

         In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in May 2003, we issued to the debenture holder warrants to purchase 5,000,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including May 9, 2010.

         Terms of September 2003 Secured Convertible Debenture Financing
         ---------------------------------------------------------------

         In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in September 2003, we issued to the debenture holder warrants to purchase 1,250,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

         Terms of October 2003 Conversion Agreement
         ------------------------------------------

         In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

         As of October 1, 2003, we have reserved for an excess of the minimum number of shares of common stock, which would be issuable upon conversion in full of our financings. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

         The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock.

         A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal, interest and penalties of the debenture to be converted by the conversion price. For example, assuming conversion of $900,000 of debentures on October 1, 2003, a conversion price of $0.039 per share, and the payment of accrued interest and penalties in the approximate amount of $100,000 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

$900,000 + $100,000 = $1,000,000/$.039 = 25,641,026 shares

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of our convertible debentures in the amount of $5,242,742 (including accrued interest and penalties), based on market prices 25%, 50% and 75% below the market price of $0.06 as of October 1, 2003:

                                                                          Number                          % of then
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 35%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.045                      $.0293                  179,239,043                      55.50%
50%                   $.030                      $.0195                  268,858,564                      65.17%
75%                   $.015                      $.0098                  537,717,128                      78.91%

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Stonefield Josephson, Inc., Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002 and 2001, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Amnis Systems Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               AMNIS SYSTEMS INC.

                              FINANCIAL STATEMENTS


For the Three Months Ended June 30, 2003 and June 30, 2002

         Consolidated Balance Sheet (unaudited) as of June 30, 2003         F-1

         Consolidated Statement of Operations (unaudited) for the three
           months ended June 30, 2003 and 2002                              F-2

         Consolidated Statement of Cash Flows (unaudited) for the three
           months ended June 30, 2003 and 2002                              F-3

         Notes to Consolidated Financial Statements (unaudited)             F-4

For the Years Ended December 31, 2002 and December 31, 2001

         Independent Auditors' Report                                       F-10

         Consolidated  Balance  Sheet  as  of  December  31,  2002          F-11

         Consolidated  Statements  of  Operations  for  the  Years
           Ended  December  31,  2002  and  2001                            F-12

         Consolidated Statement of Stockholders' Deficit for the Years
           Ended  to  December  31,  2002  and  2001                        F-13

         Consolidated  Statements  of  Cash  Flows  for  the  Years
           Ended  December  31,  2002  and  2001                            F-14

         Notes  to  Consolidated  Financial  Statements                     F-15

                                                              Amnis Systems Inc.

                                                      Consolidated Balance Sheet
                                                                     (unaudited)
================================================================================


                                                                                                  June 30, 2003
---------------------------------------------------------------------------------------------------------------

Assets

Current Assets:
     Cash                                                                                          $    192,468
     Accounts receivable, net of allowance for
     doubtful accounts of $28,580                                                                       194,371
     Inventories, net of reserve of $ 250,259                                                           623,482
     Prepaid expenses and other                                                                          99,410
---------------------------------------------------------------------------------------------------------------

                   Total current assets                                                               1,109,731
---------------------------------------------------------------------------------------------------------------

Property and Equipment
     Machinery and equipment                                                                          1,881,966
     Demonstration equipment                                                                            456,752
     Furniture and fixtures                                                                             498,301
     Leasehold improvements                                                                             351,111
---------------------------------------------------------------------------------------------------------------
                                                                                                      3,188,130

     Less:  Accumulated depreciation and amortization                                                (3,105,569)
---------------------------------------------------------------------------------------------------------------

                   Property and equipment, net                                                           82,561
---------------------------------------------------------------------------------------------------------------

Debt issuance costs                                                                                     131,407
Deposits                                                                                                 10,739
---------------------------------------------------------------------------------------------------------------

                                                                                                   $  1,334,438
===============================================================================================================

Liabilities and Stockholders' (Deficit)

Current Liabilities:
     Financing obligations collateralized by accounts receivable                                   $     35,597
     Stockholders' notes payable                                                                        756,188
     Accounts payable                                                                                 1,737,999
     Accrued Salaries                                                                                 1,502,932
     Accrued Vacation                                                                                   237,578
     Accrued Interest Payable                                                                           378,524
     Convertible notes payable, current portion (net of discount of $310,316)                         1,560,747
     Deferred revenue                                                                                   159,156
     Accrued warrant liability                                                                          618,679
     Other Accrued Expenses                                                                           1,706,806
----------------------------------------------------------------------------------------------------------------

                   Total current liabilities                                                          8,694,206

Long-Term Liabilities:
     Convertible note payable, long-term portion (net of discount of $1,131,586)                        778,534
----------------------------------------------------------------------------------------------------------------

                   Total Liabilities                                                                  9,472,740
----------------------------------------------------------------------------------------------------------------

Stockholders' (Deficit):
     Preferred stock, $0.0001 par value; 20,000,000 authorized: none issued or outstanding
     Common stock, $0.0001 par value:
        Authorized - 400,000,000 shares
        Issued and outstanding - 114,152,172                                                             11,415
     Additional Paid-in Capital                                                                      24,027,260
     Accumulated deficit                                                                            (32,176,977)

                   Total stockholders' deficit                                                       (8,138,302)
----------------------------------------------------------------------------------------------------------------

                   Total liabilities and stockholder's deficit                                     $  1,334,438
===============================================================================================================

                                               Amnis Systems Inc. and Subsidiary

                                           Consolidated Statements of Operations
================================================================================


                                                                            June 30                            June 30
                                                              -------------------------------------------------------------------
For three months and six months ended, respectively                 2003             2002               2003             2002
----------------------------------------------------------------------------------------------------------------------------------
                                                                                (as restated)                       (as restated)
Sales                                                         $     269,103     $     459,209     $     701,488     $     705,280

Cost of Goods Sold                                                  175,677           473,527           503,877           761,023
----------------------------------------------------------------------------------------------------------------------------------

        Gross profit                                                 93,426           (14,318)          197,611           (55,743)
----------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
     Research and development                                       164,014           304,470           486,116           479,829
     Sales and marketing                                            136,948           529,739           439,485           970,311
     General and administrative                                     569,913           647,770           979,269         1,384,955
----------------------------------------------------------------------------------------------------------------------------------

           Total operating exenses                                  870,875         1,481,979         1,904,870         2,835,095
----------------------------------------------------------------------------------------------------------------------------------

           Loss from operations                                    (777,449)       (1,496,297)       (1,707,259)       (2,890,838)

Other Income (Expense)
     Interest expense, net                                         (151,873)          (81,195)         (205,202)         (189,561)
     Amortization of discount on convertible notes payable         (206,148)       (2,004,019)         (415,492)       (2,806,462)
     Financing costs                                               (764,881)         (448,355)         (890,990)         (458,355)
     Gain on extinguishment of accounts payable                          --         1,042,177                --         1,042,177
     Change in fair value of detachable warrants                   (351,189)          686,357          (346,820)          767,670
     Other, net                                                        (426)               30              (385)           42,113
----------------------------------------------------------------------------------------------------------------------------------

            Total other income (expense)                         (1,474,517)         (805,005)       (1,858,889)       (1,602,418)
----------------------------------------------------------------------------------------------------------------------------------

Net loss before taxes                                            (2,251,966)       (2,301,302)       (3,566,148)       (4,493,256)
----------------------------------------------------------------------------------------------------------------------------------

     Income Tax                                                          --                --                --                --
----------------------------------------------------------------------------------------------------------------------------------

Net loss                                                      $  (2,251,966)    $  (2,301,302)    $  (3,566,148)    $  (4,493,256)
----------------------------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss per Common Share                       $       (0.02)    $       (0.10)    $       (0.04)    $       (0.24)
----------------------------------------------------------------------------------------------------------------------------------

Weighted average shares outstanding - basic & diluted           100,317,803        22,429,167        84,922,487        18,932,583
----------------------------------------------------------------------------------------------------------------------------------

                                               Amnis Systems Inc. and Subsidiary

                                 Consolidated Statement of Stockholders' Deficit
================================================================================


                                                                                            Additional                     Total
                                                              Common Stock                    Paid-In     Accumulated  Stockholders'
                                                                 Shares        Amount         Capital       Deficit       Deficit
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                                     66,294,203   $      6,629   $ 22,459,213  $(28,610,829) $ (6,144,987)

  Issuance of common stock for converstion of notes payable
    and related accrued interest and penalties                 42,382,690          4,238        382,095                     386,333

  Issuance of common stock for services                         4,867,522            488        134,979                     135,467

  Issuance of common stock for exercise of options                 75,000              7          2,993                       3,000

  Issuance of common stock for compensation                       532,757             53         29,545                      29,598

  Beneficial conversion feature of convertible note payable                                   1,018,435                   1,018,435

  Net loss                                                                                                 (3,566,148)   (3,566,148)
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2003                                        114,152,172         11,415     24,027,260   (32,176,977)   (8,138,302)
------------------------------------------------------------------------------------------------------------------------------------


  The accompanying notes are an integral part of these consolidated financial statements.

                                               Amnis Systems Inc. and Subsidiary

                                           Consolidated Statements of Cash Flows
================================================================================


                                                                                            June 30
                                                                                  ------------------------
For the six months ended                                                              2003         2002
-----------------------------------------------------------------------------------------------------------
                                                                                              (as restated)
Cash Flows from Operating Activities:
      Net loss                                                                   $(3,566,148)  $(4,493,256)
      Adjustments to reconcile net loss to
        net cash used in operating activities:
          Common stock and options issued for services                               135,467       338,233
          Common stock issued for financing costs                                         --       288,750
          Warrants issued for financing costs                                             --       107,005
          Employee salaries exchanged for stock                                       29,598     1,235,703
          Depreciation and amortization                                               30,259        26,094
          Amortization of discount on convertible notes payable                      415,492     2,806,462
          Amortization of debt issuance costs                                         10,064            --
          Loss on disposal of property and equipment                                      --         1,627
          Change in fair value of warrant liability                                  346,820      (767,670)
          Gain on extinguishment of debt                                                  --    (1,042,177)
      Decrease in accounts receivable                                                137,926       237,932
      Decrease (increase) in inventories                                             (62,482)       19,254
      (Increase) in prepaid expenses and other assets                                (47,823)      (28,773)
      (Decrease) Increase in accounts payable                                        120,184      (961,976)
      Increase (decrease) in accrued salaries                                        926,039      (596,177)
      Increase (decrease) in accrued vacation                                         24,743       (53,834)
      Increase in accrued interest payable                                           174,231       209,638
      Decrease in deferred rent                                                           --       (71,578)
      Increase (decrease) in deferred revenue                                          2,434       (22,727)
      Increase (decrease) in other accrued expenses                                  916,607        39,437
      Increase (decrease) in sublease deposit                                             --       (72,800)
-----------------------------------------------------------------------------------------------------------

          Net cash used in operating activities                                     (406,589)   (2,800,833)
-----------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
      Purchases of property and equipment                                             (4,047)      (15,677)
 ---------------------------------------------------------------------------------------------------------

          Net cash used in investing activities                                       (4,047)      (15,677)
 ---------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
      Bank overdraft                                                                      --        93,374
      Proceeds from financing obligations collateralized by accounts receivable      792,806       914,431
      Payments on financing obligations collateralized by accounts receivable     (1,163,672)   (1,315,566)
      Payment of debt issuance costs                                                (116,500)           --
      Proceeds from issuance of common stock                                           3,000     2,170,397
      Proceeds from convertible debentures                                         1,000,000       950,000
 ---------------------------------------------------------------------------------------------------------

          Net cash provided by financing activities                                  515,634     2,812,636
-----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                 104,998        (3,874)

Cash and cash equivalents, beginning of period                                        87,470        48,467
-----------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                         $   192,468   $    44,593
-----------------------------------------------------------------------------------------------------------


Non Cash Investing and Financing Activities:
      Accrued interest and penalties exchanged for common stock                  $   194,633   $   140,736
      Note payable exchanged for common stock                                             --       250,000
      Convertible note payable exchanged for common stock                            191,700     1,935,154
      Note payable and interest in exchange for convertible note payable                  --     3,547,917
      Discount on convertible note payable                                         1,218,247       450,000
 ---------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information:
      Cash paid for income taxes                                                 $        --   $        --
      Cash paid for interest                                                     $        --   $        --
-----------------------------------------------------------------------------------------------------------


  The accompanying notes are an integral part of these consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


NOTE 1 - BASIS OF PRESENTATION

         The unaudited consolidated financial statements have been prepared by Amnis Systems, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended December 31, 2002 included in the Company's Annual Report on Form 10-KSB. The results of the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003.


         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the six months ended June 30, 2003 of $3,566,148 and at June 30, 2003, had a an accumulated deficit of $32,176,977 and a working capital deficit of $7,584,476. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


         The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company has recently hired a new Chief Executive Officer and has obtained additional funding from a group put together by existing investors and a commitment for additional funds from this and other new investors. The Company believes that with a new CEO and sufficient capital to fund operations that the Company will be able to achieve profitable operations, but there can be no assurance that the Company will generate positive cash flows from operations sufficient to sustain operations in the near term.

NOTE 2 - STOCK OPTIONS

         The Company has adopted only the disclosure provisions of SFAS No. 148 and 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the six months ended June 30, 2003 and 2002:


                                                                 2003           2002
                                                             -----------    -----------

                  Net loss as reported                       $(3,566,148)   $(4,493,256)
                  Expense recognized                                  --             --
                  Pro forma expense                             (546,941)      (285,348)
                                                             -----------    -----------

                  Pro forma net loss                         $(4,113,089)   $(4,778,604)
                                                             ===========    ===========
                  Basic and diluted loss per common share:
                      As reported                            $     (0.04)   $     (0.24)
         Pro forma                                           $     (0.04)   $     (0.25)

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


         The fair value for these  options  was  estimated  at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001, respectively: risk-free interest rate of 4.0% 3.0% and 3.5%; dividend yields of 0%, 0% and 0%; volatility factors of the expected market price of the Company's common stock of 242.2% 139.1% and 137.4%; and a weighted average expected life of the option of 2, 3 and 4 years. There were 888,000 options granted during the six months ended June 30, 2003.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

NOTE 3 - EARNINGS PER SHARE

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2003, the Company had outstanding warrants and options to purchase shares of common stock of 24,924,935, which were antidilutive and at June 30, 2002.


NOTE 4 - CONVERTIBLE NOTES PAYABLE

          On December 28, 2001, the Company entered into an agreement to issue a one year debenture, bearing interest at 12% per annum, in the amount of $500,000, with the right to convert the debt into common stock upon demand at a rate equal to the lesser of $0.385 per share or 70% of the three lowest trading prices over the previous 20 days trading. On January 3, 2002, the Company received $500,000 pursuant to this debenture. In addition to the debenture, the lender was issued investment options to purchase, at the applicable conversion price, one additional share of common stock for each share of common stock owned upon conversion of the debenture and warrants to purchase up to 1,000,000 shares of common stock at an exercise price equal to the lesser of $0.385 or the average of the lowest trading prices over the previous 20 days trading. The debenture limits the ownership that can be acquired through this transaction to be no greater than 4.9% on a fully diluted basis. Additional warrants to purchase up to a total of 100,000 shares of common stock, at the same exercise price as the warrants issued to the lender, were issued as a finders fee. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $509,194 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


          dividend yield of 0% and volatility of 212%. The face amount of the note payable of $500,000 was proportionately allocated to the note payable and the warrants is the amount of $247,722 and $252,278, respectively. The amount allocated to the warrants of $252,278 was recorded as a discount on the note payable and as accrued warrant liability as these warrants contain registration rights. The value of the note payable was then allocated between the note and the preferential conversion feature, which amounted to $0 and $247,722, respectively. The combined total discount is $500,000, and is being amortized over the year life of the debenture. Of the $500,000 discount, as of June 30, 2003, $383,391 has been amortized to expense, including $131,337 during the six months ended June 30, 2003, due to the passage of time and conversions into common stock. During the six months ended June 30, 2003, principal and penalties of $29,700 and $7,000 were converted into 5,242,857 shares of common stock. The
          Company did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event. See Note 5.

          On January 14, 2002, the Company issued a two year convertible note in the principal amount of $3,547,917 to Mr. Michael A. Liccardo, former president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans aggregating $3,204,375 and related accrued interest of $343,542 that Mr. Liccardo had loaned to Optivision to meet current operating expenses. At any time, Mr. Liccardo may elect to convert the note to shares of the Company's common stock at $0.35 per share, subject to adjustment related to the price of subsequent securities issuances by the Company to third parties. The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of January 14, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On January 14, 2002, the Company recorded a discount of $3,547,917. This discount is being amortized over the life of the convertible note. Of the $3,547,917 discount, as of June 30, 2003, $3,547,917 has been amortized to expense, including $61,859 during the six months ended June 30, 2003, due to the passage of time and conversions into common stock. During the year ended December 31, 2002, principal and accrued interest in the amount of $2,435,154 and $114,846, respectively, were converted into 39,123,377 shares of the Company's common stock. During the six months ended June 30, 2003, principal in the amount of $112,000 was converted into 14,000,000 shares of the Company's common stock.

          On June 18, 2002, the Company issued and sold two 12% two-year Convertible Notes in the aggregate principal amount of $450,000 and common stock purchase warrants exercisable for up to 135,000 shares of common stock to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, in a private financing transaction. Pricing is subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock. Each note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $21,282 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 242%. The face amount of the note payable of $450,000 was proportionately allocated to the note payable and the warrants is the amount of $429,679

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


          and $20,321, respectively. The amount allocated to the warrants of $20,321 was recorded as a discount on the note payable and as accrued warrant liability as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $429,679, respectively. The combined total discount is $450,000, and will be amortized over the life of the debenture. Of the $450,000 discount, as of June 30, 2003, $256,273 has been amortized to expense, including $135,636 during the six months ended June 30, 2003, due to the passage of time and conversions into common stock. During the six months ended June 30, 2003, principal and accrued interest in the amount of $50,000 and $27,953, respectively, were converted into 5,196,857 shares of the Company's common stock. The Company did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event. See Note 5.

          On May 9, 2003, the Company issued a 12% two-year Convertible Note in the principal amount of $910,120 in exchange for the reduction of the penalties accrued for the reset provision contained in the June 18, 2002 agreement (See Note 5) in the same amount to Alpha Capital Aktiengesellschaft. The note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $520,069 and $390,051, respectively. The discount of $390,051 will be amortized over the life of the debenture. Of the $390,051 discount, as of June 30, 2003, $27,746 has been amortized to expense due to the passage of time.


          On May 9, 2003, the Company issued and sold three 12% two-year Convertible Notes in the aggregate principal amount of $1,000,000 and common stock purchase warrants exercisable for up to 5,000,000 shares of common stock to Alpha Capital Aktiengesellschaft, SDS Merchant Fund and Bristol Capital, in a private financing transaction. Each note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 35% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 30 trading day periods ending on trading day prior to the date of conversion, or $0.05 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $249,705 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 242%. The face amount of the notes payable of $1,000,000 was proportionately allocated to the note payable and the warrants is the amount of $800,188 and $199,812, respectively. The amount allocated to the warrants of $199,812 was recorded as a discount on the note payable and as accrued warrant liability as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $171,804 and $628,384, respectively. The combined total discount is $828,196, and will be amortized over the life of the debenture. Of the $828,196 discount, as of June 30, 2003, $58,914 has been amortized to expense due to the passage of time.



NOTE 5 - OTHER ACCRUED EXPENSES

         Other accrued expenses at June 30, 2003 consisted of the following:

                 Penalty for not registering shares issued in February 2002    $  290,520
                 Penalty for not registering shares underlying
                    convertible debentures                                        275,400
                 Value of reset option provision in June 18, 2002 agreement       953,857
                 Other                                                            187,029
                                                                               ----------
                                                                               $1,706,806

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


NOTE 6  - ACCRUED WARRANT LIABILITY

         Under the terms the convertible debentures issued on December 28, 2001, June 18, 2002 and May 9, 2003 (see Note 4), and the terms of the private placement in February 2002, the Company issued detachable warrants to purchase shares of common stock that had registration rights. As a result, in accordance with the guidelines of EITF 00-19, the fair value of the warrants was initially recorded as accrued warrant liability. Furthermore, the classification of the warrants as a liability require variable accounting, with remeasurement of the fair value of the warrants at each balance sheet, with any adjustments reflected in earnings.

         These outstanding warrants were remeasured at June 30, 2003 using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk-free interest rate of 4.00%, a dividend yield of 0% and volatility of ranging from 212% to 242%. The allocated liability related to the warrants was $618,679 at June 30, 2003 and the Company has recorded $346,820 as other expense for the six months ended June 30, 2003 related to the change in the fair value of the warrants.


NOTE 7 - STOCKHOLDERS' DEFICIT

         On June 25, 2002, the Company amended its certificate of incorporation to increase the total number of shares authorized to 420,000,000; 400,000,000 designated as common stock with par value of $0.0001 and 20,000,000 designated as preferred stock with par value of $0.0001.

         During the six months ended June 30, 2003, the Company settled with its employees for unpaid compensation by issuing 532,757 shares of common stock in lieu of cash in the amount of $29,598. In addition the company issued 4,867,522 shares of common stock in lieu of cash in the amount of $135,467 for consulting services. The number of shares issued equaled the amount of unpaid compensation and consulting services divided by the market value of the Company's stock on the settlement date.

         In February 2002, the Company entered into financing agreements for the sale of 2,250,000 shares of its common stock. The stock was sold in units, which include ten shares of common stock, subject to adjustment related to stock price fluctuations, and a warrant, for $8.00 each. Each warrant allows the holder to purchase three shares of common stock at $0.90 per share, subject to such customary adjustment for stock splits, combination or reclassification of the Company's capital stock and the like. The total selling price of these units was $1,800,000 of which $970,019 was allocated to the common stock and the remaining $829,981 was allocated to the detachable warrants. The allocation between the common stock and the warrants was based on the fair value of the Company's stock at the closing date ($0.71) and the estimated fair value of the warrants ($0.6075). The estimated value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 212%. The amount allocated to the warrants of $829,981 was recorded as accrued warrant liability as these warrants contain registration rights. On June 18, 2002, the financing agreements entered into in February 2002 were amended in connection with the June 18, 2002 convertible debenture, whereby the Company issued an additional 2,062,500 to the investor in connection with a reset option feature in the February 2002 agreement. The Company has

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


          recorded as financing costs, $288,750 in connection with the issuance of these additional shares. The June 18, 2002 agreement also contained a reset option provision and the Company has recorded a liability of $953,857 at June 30, 2003 related to the additional shares that could be issued in accordance with this provision (See Note 5). The Company did not register the shares that were issued in the February 2002 private placement offering per the terms of the private placement agreement and has accrued a penalty for this non-registration event. See Note 5.

NOTE 8 - RESTATEMENT OF 2002 FINANCIAL STATEMENTS

         The Company has restated its financial statements for the six months ended June 30, 2002 to account for the transaction with Optivision as a recapitalization of Optivision, rather than a purchase in accordance with APB No. 16 as had previously been reported, and to properly account for the warrants issued in connection with the convertible debentures and private placement offering in February 2002.

         The effects of the restatement are as follows:


                                                                                    as previously
                                                                                       filed          as restated
                                                                                  ---------------  ----------------
                      Accumulated deficit at January 1, 2002(1)                   $  (21,797,659)  $   (19,666,955)
                      Net loss six months ended June 30, 2002 (2)                 $   (3,195,524)  $    (4,493,256)




         (1) The beginning accumulated deficit reported at January 1, 2002 has been restated to reflect the accumulated deficit balance of Optivision at that date, and;


         (2) The difference in net loss is principally attributed to the amortization of the discounts associated with the convertible debentures and using variable accounting to account for the warrants issued in connection with the convertible debentures and the private placement offering in February 2002.





NOTE 9 - SUBSEQUENT EVENTS

         On July 1, 2003, the Company by Written Consent to Action with out a Meeting of the Board of Directors approved certain consulting agreements for 10 million shares and authorized the filing of an S-8 for the underlying shares. On July 11, 2003, the Company filed a Form S-8 that registered the 10,000,000 shares underlying the exercise of certain warrants issued in connection with four consulting agreements. As of July 22, 2003 the Company had issued a total of 6,500,000 warrants with an exercise price of $0.05 to certain consultants and expects to issue the remaining 3,500,000 in the next few weeks. In the quarter ended September 30, 2003, the Company will take a charge to earnings for $451,706 for the fair value of these options. The estimated value of the options was determined using the Black-Scholes option pricing model and the following assumptions: term of 0.083 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 242%.


          On July 2, 2003, the Company filed with the Securities and Exchange Commission a 14C preliminary statement to increase the authorized common shares from 400,000,000 to 800,000,000 as approved by Written Consent to Action with out a meeting of the Majority stockholders of the Company on June 17, 2003. After we have fully answered any comments from the Securities and Exchange Commission we file and mail a definitive information statement and then file a certificate of amendment to the certificate of incorporation with the state of Delaware at which time the increase in authorized shares will become effective.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
AMNIS SYSTEMS, INC.
PALO ALTO, CALIFORNIA

We have audited the accompanying consolidated balance sheet of Amnis Systems, Inc. and Subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amnis Systems, Inc. and Subsidiary as of December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flows from operations since its inception, has a working capital deficit and stockholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                /s/ Stonefield Josephson, Inc.
                                STONEFIELD JOSEPHSON, INC.
                                Certified Public Accountants



                                Santa Monica, California
                                May 18, 2003

                                               Amnis Systems Inc. and Subsidiary

                                                      Consolidated Balance Sheet

                                                               December 31, 2002

Assets

Current Assets:
     Cash and cash equivalents ...........................................................   $     87,470
     Accounts receivable, net of allowance for doubtful accounts of $ 103,000 ............        312,103
     Inventories, net of reserve of $283,863 .............................................        561,000
     Prepaid expenses and other current assets ...........................................         51,587
-----------------------------------------------------------------------------------------------------------

          Total current assets ...........................................................      1,012,160
-----------------------------------------------------------------------------------------------------------
Property and Equipment
     Machinery and equipment .............................................................      1,899,335
     Demonstration equipment .............................................................        456,752
     Furniture and fixtures ..............................................................        496,433
     Leasehold improvements ..............................................................        351,111
-----------------------------------------------------------------------------------------------------------
                                                                                                3,203,631
     Less:  Accumulated depreciation and amortization ....................................     (3,094,858)
-----------------------------------------------------------------------------------------------------------
          Property and equipment, net ....................................................        108,773
-----------------------------------------------------------------------------------------------------------
Deposits .................................................................................         10,740
-----------------------------------------------------------------------------------------------------------
                                                                                             $  1,131,673
-----------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficit

Current Liabilities:
     Financing obligations collateralized by accounts receivable .........................   $    917,666
     Stockholders' notes payable .........................................................        105,000
     Accounts payable ....................................................................      1,737,607
     Accrued salaries ....................................................................        576,893
     Accrued vacation ....................................................................        212,835
     Accrued interest payable ............................................................        239,246
     Convertible notes payable, current portion (net of discount of $309,804) ............      1,302,959
     Deferred revenue ....................................................................        156,722
     Accrued warrant liability ...........................................................         47,076
     Other accrued expenses ..............................................................      1,859,999
-----------------------------------------------------------------------------------------------------------
          Total current liabilities ......................................................      7,156,003

Long-Term Liabilities:
     Convertible note payable, long-term portion (net of discount of 329,343) ............        120,657
-----------------------------------------------------------------------------------------------------------
          Total liabilities ..............................................................      7,276,660
-----------------------------------------------------------------------------------------------------------
Stockholders' Deficit:
     Preferred stock, $0.0001 par value; 20,000,000 authorized: none issued or outstanding           --
     Common stock, $0.0001 par value:
       Authorized - 400,000,000 shares
       Issued and outstanding - 66,294,203  shares .......................................          6,629
     Additional paid-in capital ..........................................................     22,459,213
     Accumulated deficit .................................................................    (28,610,829)
-----------------------------------------------------------------------------------------------------------
          Total stockholders' deficit ....................................................     (6,144,987)
-----------------------------------------------------------------------------------------------------------
          Total liabilities and stockholder's deficit ....................................   $  1,131,673
-----------------------------------------------------------------------------------------------------------


       The accompanying notes are an integral part of these consolidated financial statements

                                               Amnis Systems Inc. and Subsidiary

                                           Consolidated Statements of Operations



                                                                         December 31
                                                                  -------------------------

For the years ended .........................................       2002            2001
                                                                  -------------------------
                                                                                (as restated)
Sales .......................................................   $  2,240,136    $  4,095,756

Cost of Goods Sold ..........................................      1,754,943       2,171,667
----------------------------------------------------------------------------------------------

         Gross profit .......................................        485,193       1,924,089
----------------------------------------------------------------------------------------------

Operating Expenses
     Research and development ...............................      1,237,607       1,870,630
     Sales and marketing ....................................      1,762,757       2,822,510
     General and administrative .............................      2,470,107       2,045,434
----------------------------------------------------------------------------------------------

            Total operating exenses .........................      5,470,471       6,738,574
----------------------------------------------------------------------------------------------

            Loss from operations ............................     (4,985,278)     (4,814,485)

Other Income (Expense)
     Interest expense, net ..................................       (485,999)       (693,514)
     Amortization of discount on convertible notes payable ..     (3,858,770)           --
     Financing costs ........................................     (2,115,073)           --
     Gain on extinguishment of accounts payable .............      1,115,787            --
     Decrease in fair value of detachable warrants ..........      1,055,504            --
     Other, net .............................................        329,955          42,053
----------------------------------------------------------------------------------------------

             Total other income (expense) ...................     (3,958,596)       (651,461)
----------------------------------------------------------------------------------------------

Net loss before taxes .......................................     (8,943,874)     (5,465,946)
----------------------------------------------------------------------------------------------

     Income Tax .............................................           --              --
----------------------------------------------------------------------------------------------

Net loss ...................................................     $(8,943,874)   $ (5,465,946)
----------------------------------------------------------------------------------------------


Basic and Diluted Loss per Common Share .....................    $      (0.26)  $      (0.57)
----------------------------------------------------------------------------------------------

Weighted average shares outstanding - basic & diluted .......      34,698,065      9,635,791
----------------------------------------------------------------------------------------------




The accompanying notes are an integral part of these consolidated financial statements

                                               Amnis Systems Inc. and Subsidiary

                                 Consolidated Statement of Stockholders' Deficit

------------------------------------------------------------------------------------------------------------------------------------

                                                                        Additional                            Total
                                                       Common Stock      Paid-In        Accumulated        Stockholders'
                                                     Shares    Amount    Capital          Deficit            Deficit
Balance, December 31, 2000, as restated            2,545,062   $  255   $ 7,016,122   $  (14,201,009)     $(7,184,632)

 Issuance of common stock in connection with
   merger with Amnis Systems, Inc.                 6,564,200      656          (656)                                -

 Issuance of common stock for converstion of
   notes payable                                   1,687,640      1       2,799,832                         2,800,000

 Sale of common stock, net of offering costs       1,488,889      149     1,380,972                         1,381,121

 Issuance of common stock for services               423,000       42       279,158                           279,200

 Issuance of common stock for debt and interest      137,685       14       202,102                           202,116

 Exercise of stock options                           100,606       10        45,668                            45,678

 Beneficial conversion feature of convertible
   note payable                                      247,722                247,722

 Issuance of common stock options to non-
   employees                                         197,605                197,605

 Net loss                                                                                 (5,465,946)      (5,465,946)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2001, as restated           12,947,082    1,294    12,168,525      (19,666,955)      (7,497,136)

 Sale of common stock, net of offering costs       3,000,000      300     1,189,706                         1,190,006

 Issuance of common stock for services             5,291,858      529       534,115                           534,644

 Exercise of stock options                           386,388       39       150,371                           150,410

 Issuance of common stock for compensation         3,207,108      321     1,328,406                         1,328,727

 Issuance of common stock for conversion of
   notes payable                                  39,399,267    3,940     2,821,950                         2,825,890

 Issuance of common stock for financing cost       2,062,500      206       288,544                           288,750

 Beneficial conversion feature of convertible
   note payable                                    3,977,596              3,977,596

 Net loss                                                                                 (8,943,874)      (8,943,874)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002                        66,294,203   $6,629  $ 22,459,213     $(28,610,829)    $ (6,144,987)
------------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements

                                               Amnis Systems Inc. and Subsidiary

                                           Consolidated Statements of Cash Flows


                                                                             December 31
                                                                  ---------------------------------
For the years ended                                                    2002              2001
----------------------------------------------------------------------------------------------------
                                                                                     (as restated)
Cash Flows from Operating Activities:
     Net loss                                                  $       (8,943,874)  $   (5,465,946)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Common stock and options issued for services                     534,644          476,805
         Common stock issued for financing costs                          288,750                0
         Employee salaries exchanged for stock                          1,328,727                0
         Depreciation and amortization                                     60,909          272,131
         Amortization of discount on convertible notes payable          3,858,770                0
         Loss on disposal of property and equipment                         1,627            5,306
         Gain on extinguishment of debt                                (1,115,787)               0
         Forgiveness of debt                                                    -          (42,967)
         Change in fair value of warrant liability                     (1,055,504)               0
     Decrease in accounts receivable                                       44,414          207,427
     Decrease in inventories                                               63,056          482,593
     (Increase) decrease in prepaid expenses and other assets              31,333          (32,684)
     Decrease in deposits                                                  74,150            8,380
     (Decrease) Increase in accounts payable                              359,028          192,124
     Decrease in reserve for sales adjustment                                   -         (263,331)
     Increase (decrease) in accrued salaries                             (189,393)         495,084
     Increase (decrease) in accrued vacation                              (61,998)          15,363
     Increase (decrease) in accrued interest payable                      342,421          393,098
     Increase (decrease) in deferred rent                                (123,657)         (75,538)
     Increase (decrease) in deferred revenue                               97,627           11,276
     Increase (decrease) in other accrued expenses                      1,527,298          (50,141)
     (Decrease) in sublease deposits                                      (72,800)          (1,007)
----------------------------------------------------------------------------------------------------

         Net cash used in operating activities                         (2,950,259)      (3,372,027)
----------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
     Purchases of property and equipment                                  (19,518)         (43,025)
----------------------------------------------------------------------------------------------------

         Net cash used in investing activities                            (19,518)         (43,025)
----------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
     Borrowings from stockholders                                               -        1,737,178
     Proceeds from financing obligations collateralized by accounts
      receivable                                                        1,578,031        1,225,231
     Payments on financing obligations collateralized by accounts
      receivable                                                       (1,689,648)      (1,334,546)
     Proceeds from issuance of common stock                             2,170,397        1,426,799
     Payment on notes payable                                                   -          (55,908)
     Proceeds from notes receivable                                       500,000          250,000
     Proceeds from issuance of convertible notes payable                  450,000                -
----------------------------------------------------------------------------------------------------

         Net cash provided by financing activities                      3,008,780        3,248,754
----------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                       39,003         (166,298)

Cash and cash equivalents, beginning of year                               48,467          214,765
----------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                         $           87,470   $       48,467
----------------------------------------------------------------------------------------------------

Non Cash Investing and Financing Activities:
     Accrued interest exchanged for common stock               $          140,736   $      202,116
     Note payable exchanged for common stock                              250,000        2,800,000
     Convertible note payable exchanged for common stock                2,435,154                -
     Note payable and interest in exchange for convertible
      note payable                                                      3,547,920                -
     Discount on convertible note payable                               3,997,917          500,000
----------------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information:
     Cash paid for income taxes                                $            2,400   $        1,600
     Cash paid for interest                                    $          268,005   $      452,779
----------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                        Organization and Line of Business

Amnis Systems Inc. ("Amnis"), a Delaware corporation, and its wholly owned subsidiary, Optivision, Inc. ("Optivision") (collectively the "Company"), makes hardware and software products for the creation, management and transmission of compressed high-quality video over broadband computer networks. The Company's network video products are distributed primarily in the United States of America, Europe, and Pacific Rim countries both directly and through leading industry partners. The Company considers its operations to be one segment for reporting purposes. The Company's products are used in diverse applications such as distance learning, corporate training, video courier services, telemedicine, surveillance and visual collaboration.


Amnis was  formed  on July 29,  1998.  On April  16,  2001,  Amnis  merged  with
Optivision, an operating company, in an exchange of common stock. This transaction has been accounted for as a recapitalization of Optivision. Under the terms of the merger, each issued and outstanding share of Optivision common stock was converted into the right to receive 0.10 shares of Amnis common stock; each outstanding but unexercised option or warrant to purchase common stock of Optivision was converted into an option or warrant to acquire the number of shares of Amnis common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger. In accounting for this transaction:


o Optivision is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values and the results of operations of Optivision have been presented for the comparative prior period;

o Control of the net assets and business of Amnis was acquired effective April 16, 2001. This transaction has been accounted for as a purchase of the assets and liabilities of Amnis by Optivision. The historical cost of the net assets assumed was $0.

                              Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2002 and 2001 of $8,943,874 and $5,465,946, respectively, and at December 31, 2002, had a working capital deficit of $6,143,843. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company has recently hired a new Chief Executive Officer and has obtained additional funding from an existing investor and a commitment for additional funds from this investor. The Company believes that with a

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

new CEO and sufficient capital to fund operations that the Company will be able to achieve profitable operations, but there can be no assurance that the Company will generate positive cash flows from operations sufficient to sustain operations in the near term.

                           Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Optivision, Inc. All inter-company accounts and transactions have been eliminated.

                                Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2002 and 2001, the Company used estimates in determining the realization of its accounts receivable, inventory write-downs, depreciation and amortization, sales returns, deferred taxes and contingencies. Actual results could differ from these estimates.

                       Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures, and financing obligations also approximate fair value because current interest rates and terms offered to the Company are at the current market rate.

                            Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with original maturities of three months or less.

                          Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times cash balances may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required.

During 2002, five customers accounted for 43% of net revenues. As of December 31, 2002, approximately 66% of accounts receivable were concentrated with five customers. During 2001, five customers accounted for 48% of net revenues. To reduce credit risk relating to all customers, the Company performs ongoing credit evaluations of customers' financial conditions and limits the amount of credit extended when considered necessary, but generally requires no collateral on product sales. The Company maintains allowances for estimated bad debt losses to address potential undetected credit risks. The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company's results of operations. Although

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

such losses have been within management's expectations to date, there can be no assurance that such reserves will continue to be adequate. The Company's contract receivable is unsecured. However, credit risk is substantially mitigated by the Company's timely collection procedures.

                                   Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. A provision has been made to reduce obsolete inventories to their net realizable value. Inventories contain components and assemblies in excess of the Company's current estimated requirements and these are reserved for at December 31, 2002. Due to competitive and market pressures, it is reasonably possible that additional provisions could be required in the future.

                             Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the assets, which range from two to seven years. Amortization of leasehold improvements is provided on the straight-line basis over the lesser of the lease term or the estimated useful lives of the assets.

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

                         Impairment of Long-Lived Assets

Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

                            Stock-Based Compensation

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2002 and 2001:




                                                   2002                2001
                                             --------------    ---------------
Net loss:
    As reported                              $ (8,943,874)    $   (5,465,946)
    Expense recognized                       $          -     $            -
    Pro forma expense                        $   (179,372)    $     (111,783)
        Pro forma net loss                   $ (9,123,246)    $   (5,577,729)
Basic and diluted loss per common share:
    As reported                              $      (0.26)    $        (0.57)



The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2002 and 2001, respectively:

risk-free interest rate of 3.0% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 139.1% and 137.4%; and a weighted average expected life of the option of 3 and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

                               Revenue Recognition

The Company recognizes revenue in compliance with Security and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and Statement of Position (SOP) 97-2, as amended by SOP 98-9, "Software Revenue Recognition," as applicable, as follows:

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

o Revenues from product sales, both hardware and software, to Value Added Resellers (VAR), Original Equipment Manufacturers (OEM), and end users are recognized upon shipment to the customer, whereby risk of loss has been transferred to the customer and the price and terms have been fixed.

o The Company further recognizes revenues from warranty contracts on a straight-line basis over the contractual life of the warranty. The unrecognized balance of the warranty is recorded as deferred revenue on the consolidated balance sheet.

                              Shipping and Handling

Shipping and handling costs charged to customers are recognized as revenue. The related costs are charged to cost of sales.

                         Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2002 and 2001 was insignificant.

                                  Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                               Earnings Per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2002 and 2001, the Company had outstanding warrants and options to purchase shares of common stock of 18,536,935 and 15,207,850, respectively, which were antidilutive.

                              Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2002 and 2001, the Company had no items that represent other comprehensive income and, accordingly, has not included a Schedule of Comprehensive Income in the consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                       Discount on Convertible Debentures

Discounts on convertible debentures are principally the values attributed to the detachable warrants issued in connection with the convertible debentures and the value of the preferential conversion feature associated with the convertible debentures. These discounts are account for in accordance with emerging issues task force ("EITF") 00-27 issued by the Financial Accounting Standards Board.

                                Reclassification

Certain reclassifications have been made to the 2001 balances to conform to the 2002 presentation. In addition certain amounts have been reclassified for comparability in the 2002 statement of operations.

                    Recently Issued Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement.

In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's consolidated financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company elected early adoption and has characterized its debt forgiveness as other than extraordinary.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's consolidated financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In May 2000, the Emerging Issues Task Force (EITF) issued EITF Issue No. 00-14, "Accounting for Certain Sales Incentives." EITF Issue No. 00-14 addresses the recognition, measurement, and income statement classification for sales incentives that a vendor voluntarily offers to customers (without charge), which the customer can use in, or exercise as a result of, a single exchange transaction. Sales incentives that fall within the scope of EITF Issue No. 00-14 include offers that a customer can use to receive a reduction in the price of a product or service at the point of sale. The EITF changed the transition date for Issue 00-14, concluding that a company should apply this consensus no later than the company s annual or interim financial statements for the periods beginning after December 15, 2001. In June 2001, the EITF issued EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products," effective for periods beginning after December 15, 2001. EITF

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

Issue No. 00-25 addresses whether  consideration  from a vendor to a reseller is
(a) an adjustment of the selling prices of the vendor's products and, therefore, should be deducted from revenue when recognized in the vendor's statement of operations or (b) a cost incurred by the vendor for assets or services received from the reseller and, therefore, should be included as a cost or expense when recognized in the vendor s statement of operations. Upon application of these EITFs, financial statements for prior periods presented for comparative purposes should be reclassified to comply with the income statement display requirements under these Issues. In September of 2001, the EITF issued EITF Issue No. 01-09, "Accounting for Consideration Given by Vendor to a Customer or a Reseller of the Vendor's Products," which is a codification of EITF Issues No. 00-14, No. 00-25 and No. 00-22, "Accounting for Points and Certain Other Time-or Volume-Based Sales Incentive Offers and Offers for Free Products or Services to be Delivered in the Future." The Company has adopted these issues in 2002 which did not have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's consolidated financial position or results of operations.

NOTE 2 - ACCOUNTS RECEIVABLE FINANCING

In October 1998, Optivision entered into a financing arrangement with Pacific Business Funding whereby funds were borrowed against receivables. Funding was based on 80% of qualified receivables. As of December 31, 2002, borrowings under this agreement were $917,666. The balance bears interest at 18% per annum. Pacific Business Funding has allowed the Company to exceed its credit limit available on this agreement without any penalties. This amount is included on the consolidated balance sheet as "Financing obligations collateralized by accounts receivable".

NOTE 3 - INVENTORIES

Inventories at December 31, 2002 consisted of the following:



Raw materials                                $       241,456
Work-in-process                                      483,778
Demonstration inventory                              119,629
                                             ----------------
                                                     844,863
Less reserve for inventory obsolescence and
  demonstration inventory refurbishing costs        (283,863)
                                             ----------------
                                             $       561,000
                                             ================

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

Certain of the Company's products contain components that are supplied by a limited number of third parties. While the Company has an inventory of these components, any significant prolonged shortage of these components, or the failure of these suppliers to maintain or enhance these components could materially adversely affect the Company's consolidated results of operations.

NOTE 4 - NOTE PAYABLE

An unsecured note payable in the amount of $250,000 was issued in February of 2001. The note bears interest at 10% per annum. Interest and principal were due one year from the date of issuance. In March 2002, the Company entered into an agreement converting this note payable and related interest of $25,890 into 275,890 shares of the Company's common stock of the Company.

NOTE 5 - NOTES PAYABLE - STOCKHOLDERS

Certain stockholders loaned Optivision unsecured funds, which amounted to $3,309,375 at December 31, 2001. These loans bear interest at a rate of 10% per annum. In January 2002, certain of these notes aggregating $3,204,375 were exchanged for a convertible note.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

On December 28, 2001, the Company entered into an agreement to issue a debenture, bearing interest at 12% per annum, in the amount of $500,000, with the right to convert the debt into common stock upon demand at a rate equal to the lesser of $0.385 per share or 70% of the three lowest trading prices over the previous 20 days trading. On January 3, 2002, the Company received $500,000 pursuant to this debenture. In addition to the debenture, the lender was issued investment options to purchase, at the applicable conversion price, one additional share of common stock for each share of common stock owned upon conversion of the debenture and warrants to purchase up to 1,000,000 shares of common stock at an exercise price equal to the lesser of $0.385 or the average of the lowest trading prices over the previous 20 days trading. The debenture limits the ownership that can be acquired through this transaction to be no greater than 4.9% on a fully diluted basis. Additional warrants to purchase up to a total of 100,000 shares of common stock, at the same exercise price as the warrants issued to the lender, were issued as a finders fee. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $509,194 was determined using the Black-Scholes option pricing model and the following assumptions:
term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 212%. The face amount of the note payable of $500,000 was proportionately allocated to the note payable and the warrants is the amount of $247,722 and $252,278, respectively. The amount allocated to the warrants of $252,278 was recorded as a discount on the note payable and as accrued warrant liability as these warrants contain registration rights. The value of the note payable was then allocated between the note and the preferential conversion feature, which amounted to $0 and $247,722, respectively. The combined total discount is $500,000, and will be amortized over the year life of the debenture. For the year ended December 31, 2002, $252,055 has been amortized to interest expense, due to the passage of time. None of the note balance under this agreement has been converted into common stock as of December 31, 2002. The Company did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event. See Note 7.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

On January 14, 2002, the Company issued a convertible note in the principal amount of $3,547,917 to Mr. Michael A. Liccardo, former president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans aggregating $3,204,375 and related accrued interest of $343,542 that Mr. Liccardo had loaned to Optivision to meet current operating expenses. At any time, Mr. Liccardo may elect to convert the note to shares of the Company's common stock at $0.35 per share, subject to adjustment related to the price of subsequent securities issuances by the Company to third parties. The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of January 14, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On January 14, 2002, the Company recorded a discount of $3,547,917. This discount is being amortized over the life of the convertible note. For the year ended December 31, 2002, $3,486,058 has been amortized to interest expense, due to the passage of time and conversions into shares of common stock. During the year ended December 31, 2002, principal and accrued interest in the amount of $2,435,154 and $114,846, respectively, were converted into 39,123,377 shares of the Company's common stock.

On June 18, 2002, the Company issued and sold two 12% two-year Convertible Notes in the aggregate principal amount of $450,000 and common stock purchase warrants exercisable for up to 135,000 shares of common stock, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, in a private financing transaction. Each note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $21,282 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 242%. The face amount of the note payable of $450,000 was proportionately allocated to the note payable and the warrants is the amount of $429,679 and $20,321, respectively. The amount allocated to the warrants of $20,321 was recorded as a discount on the note payable and as accrued warrant liability as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $429,679, respectively. The combined total discount is $450,000, and will be amortized over the life of the debenture. For the year ended December 31, 2002, $120,657 has been amortized to interest expense, due to the passage of time. None of the note balance under this agreement has been converted into common stock as of December 31, 2002. The Company did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event. See Note 7.

NOTE 7 - OTHER ACCRUED EXPENSES

Other accrued expenses at December 31, 2002 consisted of the following:



Penalty for not registering shares issued in February 2002  $     237,600
Penalty for not registering shares underlying
   convertible debentures                                         160,500
Value of reset option provision in June 18, 2002 agreement      1,307,487
Other                                                             154,412
                                                            --------------
                                                            $   1,859,999
                                                            --------------

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 8 - ACCRUED WARRANT LIABILITY

Under the terms the convertible debentures issued on December 28, 2001 and June 18, 2002 (see Note 6), and the terms of the private placement in February 2002, the Company issued detachable warrants to purchase shares of common stock that had registration rights. As a result, in accordance with the guidelines of EITF 00-19, the fair value of the warrants was initially recorded as accrued warrant liability. Furthermore, the classification of the warrants as a liability require variable accounting, with remeasurement of the fair value of the warrants at each balance sheet, with any adjustments reflected in earnings.

These outstanding warrants were remeasured at December 31, 2002 using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk-free interest rate of 4.00%, a dividend yield of 0% and volatility of ranging from 212% to 242%. The allocated liability related to the warrants was $47,076 at December 31, 2002 and the Company has recorded an additional $1,055,504 of other income for the year ended December 31, 2002.

NOTE 9 - STOCKHOLDERS' DEFICIT

On June 25, 2002, the Company amended its certificate of incorporation to increase the total number of shares authorized to 420,000,000; 400,000,000 designated as common stock with par value of $0.0001 and 20,000,000 designated as preferred stock with par value of $0.0001.

During the year ended December 31, 2002, the Company settled with its employees for unpaid compensation by issuing 3,207,180 shares of common stock in lieu of cash in the amount of $1,328,727. The number of shares issued equaled the amount of unpaid compensation divided by the market value of the Company's stock on the settlement date.

In February 2002, the Company entered into financing agreements for the sale of 2,250,000 shares of its common stock. The stock was sold in units, which include ten shares of common stock, subject to adjustment related to stock price fluctuations, and a warrant, for $8.00 each. Each warrant allows the holder to purchase three shares of common stock at $0.90 per share, subject to such customary adjustment for stock splits, combination or reclassification of the Company's capital stock and the like. The total selling price of these units was $1,800,000 of which $970,019 was allocated to the common stock and the remaining $829,981 was allocated to the detachable warrants. The allocation between the common stock and the warrants was based on the fair value of the Company's stock at the closing date ($0.71) and the estimated fair value of the warrants
($0.6075). The estimated value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 212%. The amount allocated to the warrants of $829,981 was recorded as accrued warrant liability as these warrants contain registration rights. On June 18, 2002, the financing agreements entered into in February 2002 were amended in connection with the June 18, 2002 convertible debenture, whereby the Company issued an additional 2,062,500 to the investor in connection

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

with a reset option feature in the February 2002 agreement. The Company has recorded as financing costs, $288,750 in connection with the issuance of these additional shares. The June 18, 2002 agreement also contained a reset option provision and the Company has recorded a liability of $1,307,487 at December 31, 2002 related to the additional shares that could be issued in accordance with this provision (See Note 7). The warrant issued in connection with the February 2002 transaction was amended to reduce the exercise price to $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock and the like. The Company has recorded a charge to earnings of $13,731 in connection with the repricing of the warrant. No additional proceeds were received. The
Company did not register the shares that were issued in the February 2002 private placement offering per the terms of the private placement agreement and has accrued a penalty for this non-registration event. See Note 7.

In June 2002, the Company's Board of Directors adopted the 2002 Stock Plan. 20,000,000 shares are authorized for issuance, of which, 8,847,000 have been granted through December 31, 2002.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

                                Lease Commitments

The Company leases office and manufacturing space, under a non-cancelable operating lease, which expired in December 2002. The Company is currently on a month-to-month lease for this office space Rental expense was approximately $1,249,000 and $1,310,000 for the years ended December 31, 2002 and 2001

The Company subleased a substantial portion of its leased facilities under an operating lease that expired February 2002. Sublease income for the year ended December 31, 2002 and 2001 was approximately $321,000 and $1,065,000, respectively. These amounts are reflected as a reduction of rent expense on the consolidated statement of operations.

                                   Litigation

The Company is party to litigation or other legal proceedings that management considers to be a part of the ordinary course of the Company's business. Management believes that the outcome of such litigation or legal proceedings will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                              Employment Agreements

The Company has entered into employment agreements with certain key employees with original terms of three years. Future payments under these agreements for the years ended December 31, 2003 and 2004 are $520,000 and $130,000, respectively. Generally, the employment agreements are automatically renewed for successive one year terms, unless either party submits a notice not to renew within certain days prior to the term of the initial or renewal term. If the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company shall pay severance compensation to the employee in a lump sum equal to the greater of twelve months of base salary or the base salary for the remaining term of the agreements.

                          Provision for Contract Costs

Optivision's Small Business Innovation Research (SBIR) contracts are subject to audit by the Defense Contract Audit Association ("DCAA") with respect to claims made by Optivision under the SBIR contracts. As of December 31, 2002, the Company has accrued a provision for contract costs of $159,249 based on an audit by the DCAA.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

          Guarantee to Federal Government for Contracts Assigned to ONI

Certain government contracts were assigned to ONI (a former division of Optivision) as part of a spin-off during 1998. After the government has approved the assignment of contracts to ONI, Optivision, as transferor, remains a guarantor of the successful completion of the contracts by ONI. As of April 30, 1998, the total contract value of contracts assigned to ONI, which were subject to guarantee by the Company was $7,047,000. As of December 31, 2002, the Company has not determined which, if any, of these contracts have been closed and, as a result, what the amount of the liability exposure is.

NOTE 11 - STOCK OPTION PLANS AND WARRANTS

                                  Stock Options

The Company has three stock option plans: the 1997 Stock Plan (the "1997 Plan"), the 2000 Stock Plan (the "2000 Plan") and the 2002 Stock Plan (the "2002 Plan") (collectively, the "Plans"). The 1997 Plan has 3,993,482 shares authorized for issuance. The 2000 Plan has 5,500,000 shares authorized for issuance. The 2002 Plan has 20,000,000 shares authorized for issuance. The Plans specify that the exercise price of Incentive stock options (ISOs) will not be less than 100% (110% for 10% stockholder) of fair market value on the date of grant and that the exercise price of Nonstatutory stock options (NSOs) will not be less than 85% (110% for a 10% stockholder) of fair market value on the date of grant. Options granted under the Plans generally expire ten years from the date of grant (five years for a 10% stockholder) and vest over four years.

Stock option activity under the Plans is as follows:



                                                                    Weighted-
                                                         Stock       Average
                                                        Option      Exercise
                                                         Plan         Price
                                                         ----         -----

Balance, December 31, 2000                                    -  $         -
    Assumed upon adoption of Optivision 1997 Plan     4,060,185  $      0.61
    Granted                                           3,785,300  $      1.12
    Exercised                                          (100,606) $      0.44
    Canceled                                         (1,556,233) $      0.76
                                                    ------------
Balance, December 31, 2001                            6,188,646  $      0.88
    Granted                                           8,847,000  $      0.07
    Exercised                                          (386,388) $      0.39
    Canceled                                            (27,789) $      1.52
                                                    ------------
Balance, December 31, 2002                           14,621,469  $      0.40
                                                    ============
Exercisable at December 31, 2002                     10,495,295  $      0.27
                                                    ============

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

The following table summarizes information about stock options outstanding at December 31, 2002:


                                  Options Outstanding                              Options Exercisable
                                  -------------------                              -------------------
                                             Weighted
                                              Average
                                             Remaining            Weighted                             Weighted
 Range of                                   Contractual            Average                              Average
 Exercise                Number                 Life               Exercise        Number              Exercise
  Price               Outstanding           (in years)              Price        Exercisable             Price
  -----               -----------           ----------              -----        -----------             -----
$0.00-$1.00            11,641,208               2.9              $  0.14            7,709,985              0.18
$1.01-$2.00             2,891,949               9.1                 1.37            2,724,642              1.45
$3.00                      87,500               8.0                 3.00               59,856              3.00
$4.00                         812               3.8                 4.00                  812              4.00
                       ----------               ---              -------           ----------           -------
                       14,621,469               4.2              $  0.40           10,495,295           $  0.27
                       ==========               ===              =======           ==========           =======



In accordance with SFAS No. 123, the Company recognized $0 and $197,605 of expense for the year ended December 31, 2002 and 2001, respectively, related to stock options granted to outside consultants.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                    Warrants

The following table summarizes information about warrants outstanding at December 31, 2002:


                                  Warrants Outstanding                             Warrants Exercisable
                                  --------------------                             --------------------
                                        Weighted
                                         Average
                                        Remaining       Weighted                             Weighted
 Range of                              Contractual      Average                              Average
 Exercise           Number                 Life        Exercise             Number           Exercise
   Price          Outstanding           (in years)       Price             Exercisable         Price
   -----          -----------           ----------       -----             -----------         -----
$0.021             1,100,000               4.0         $  0.021           1,100,000          $ 0.021
$0.0436              655,466               4.5         $  0.0436            655,466          $ 0.0436
$0.13                810,000               4.1         $  0.13              810,000          $ 0.13
$2.75              1,350,000               3.3         $  2.75            1,350,000          $ 2.75
                   ---------               ---         -------            ---------          ------
                   3,915,466               3.9         $  0.99            3,915,466          $ 0.99
                   =========               ===         =======            =========          ======

NOTE 12 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2002 are as follows:



Deferred tax assets:
     Federal net operating loss    $     9,728,000
     State net operating loss            1,699,000
     Tax credits                           185,000
     Other                                  14,000
                                   ----------------
     Total deferred tax assets          11,626,000

     Less valuation allowance          (11,626,000)
                                   ----------------

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

The increase in the valuation allowance for the years ended December 31, 2002 and 2001 was $3,572,000 and $2,186,000, respectively. This is as a result of the increase in net deferred tax assets, primarily net operating loss carryforwards (NOL's). Because the Company's management has determined that it is highly unlikely that the net deferred tax assets will be realized, the Company has recorded a 100 percent valuation allowance against the net deferred tax assets.

Net operating loss carryforwards at December 31, 2002 were approximately $28,600,000 for federal and state income tax purposes. The net operating loss carryforwards expire on various dates through the year 2017. The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards to be used in any given year upon the occurrence of certain events, including a significant change in ownership interest. The Company believes sufficient uncertainty exists regarding the reliability of the net operating loss carryforwards and other timing difference at December 31, 2002. Accordingly, a valuation allowance has been provided for the entire amount related thereto.

The provision for income taxes are as follows:

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2002 and 2001 is as follows:



                                        2002              2001
                                        ----              ----

Federal income tax rate               (34.0%)           (34.0%)
State tax, net of federal benefit      (6.0%)            (6.0%)
Increase in valuation allowance        40.0%             40.0%
                                      -------           -------
Effective income tax rate               0.0%              0.0%
                                      =======           =======



The income tax expense for the years ended December 31, 2002 and 2001, reflect the minimum California state franchise tax.

NOTE 13 - EMPLOYEE BENEFITS

The Company adopted Optivision's profit sharing and 401(k) plan (the "Plan") upon consummation of the business combination with Optivision. Under the profit sharing portion of the Plan, the Company, at the discretion of the Board of Directors, may contribute 5% to those employees meeting minimum age and length of service requirements. The Company recognizes expenses as paid. The Company made no matching contributions during the years ended December 31, 2002 and 2001.

Employees may make pre-tax contributions in amounts from 2% to 15% of compensation up to a pre-determined limit each year.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 14 - RESTATEMENT OF 2001 FINANCIAL STATEMENTS

The Company has restated its 2001 financial statements to account for the transaction with Optivision as a recapitalization of Optivision, rather than a purchase in accordance with APB No. 16 as had previously been reported. Accordingly, the historical financial statements are those of Optivision.

The effects of the restatement are as follows:


                                                as previously
                                                    filed        as restated
                                              --------------   ---------------
Accumulated deficit at January 1, 2001 (1)    $     (113,053)  $   (14,201,099)
Accumulated deficit at December 31, 2001(1)   $  (21,797,659)  $    (19,66,955)
Sales for 2001 (2)                            $    2,363,879   $     4,095,756
Net loss for 2001(3)                          $  (21,684,606)  $    (5,465,946)



(1) The beginning accumulated deficit reported at January 1, 2001 has been restated to reflect the accumulated deficit balance of Optivision at that date.

(2) The recording of the full year of operating activity for Optivision as compared to the operating activity of Optivision from April 19, 2001 to December 31, 2001 as previously reported, and

(3) The write off of goodwill of $17,877,694 that was established using the purchase method of accounting as previously reported. There was no such write off in the restated financial statements as goodwill was not recorded as a result of accounting for the transaction as a recapitalization of Optivision.

NOTE 15 - SALES BY REGION

The Company's sales by geographic regions are as follows for the years ended December 31, 2002 and 2001:


                                    2002              2001
                              ---------------  ----------------
United States                 $     1,539,964  $      3,186,793
Hong Kong                              10,443           418,144
Canada                                284,476            49,715
Germany                               223,015           107,263
Other                                 182,238           333,841
                              ---------------  ----------------

Effective income tax rate     $     2,240,136  $      4,095,756
                              ===============  ================


NOTE 16 - GAIN ON EXTINGUISHMENT OF ACCOUNT PAYABLE

In 2002, the Company successfully negotiated a work-out agreement plan with the creditors of Optivision under which the Company will pay the creditors of Optivision approximately $0.35 for every $1.00 owed on debt listed on the balance sheet as accounts payable-moratorium. In

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

accordance with the workout agreement, the debt was settled in full in June 2002 and a gain of $1,115,787 was recorded for the portion of the debt forgiven.

NOTE 17 - SUBSEQUENT EVENTS

On May 16, 2003 the Company closed on a $1 million Convertible Promissory note funding. As of May 12, in anticipation of the funding closing, the Company had rehired 10 employees and begun rebuilding the Company's operations.

In May 2003, the Company settled a reset option provision in connection with the private placement offering in February 2002, amended on June 18, 2002 for a $910,120 convertible debenture. This amount was recorded in accrued liabilities at December 31, 2002 in the accompanying consolidated balance sheet.

From January 1, 2003 to May 16, 2003, the Company has issued 41,157,449 shares of its common stock as follows: 4,217,737 to employees and consultants for services rendered; 24,439,712 for conversion of debt and 12,500,000 issued and held in escrow per the terms a the December 28, 2001 convertible note payable agreement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee               $     497.73
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                         TOTAL       $50,497.73*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information regarding all sales of our unregistered securities during the past three years.

         In July 1999, we issued 1,000,000 shares of our common stock to one of our founders in exchange for manufacturing supplies in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In September 2000, we issued to a third party investment bank 50,000 shares of our common stock in consideration for placement agent services rendered to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

         In January 2001, we issued and sold to two unaffiliated qualified corporate investors 333,334 shares of our common stock for a total of $1,000,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

         In April 2001, we issued 8,000 shares of our common stock to an unaffiliated individual in consideration for certain administrative and accounting services rendered to us in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In April 2001, in connection with our acquisition of Optivision, Inc., we issued to the security holders of Optivision, Inc. in exchange for securities in Optivision, Inc. 4,459,063 shares of our common stock, options to purchase 3,896,768 shares of our common stock and warrants to purchase up to 1,350,000 shares of our common stock in reliance upon an exemption from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

         In June 2001, we issued to an unaffiliated corporate service provider 5,000 shares of our common stock for certain services rendered to us in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In October 2001, we issued and sold to an unaffiliated qualified corporate investor 555,555 shares of our common stock for a total of $200,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

         In December 2001, we issued and sold to an unaffiliated accredited investor a 12% two-year secured convertible debenture in the principal amount of $500,000 convertible at the holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, investment options for the purchase up to $500,000 of our common stock at the same conversion price of the debenture, and warrants exercisable for up to 1,000,000 shares of our common stock, subject to antidilution adjustment, at an exercise price, as amended, of $0.05 per share, subject to antidilution adjustment. The investment option was subsequently terminated. In connection therewith, as a finders fee, we issued to Bristol Capital, L.L.C. and Alexander Dunham Capital Group, Inc. 10% of the cash proceeds from the debentures issuance and warrants to purchase up to a total of 100,000 shares of our common stock, subject to antidilution adjustment, at an exercise price, as amended, of $0.05 per share, subject to antidilution adjustment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         On January 14, 2002, we issued a convertible note in the principal amount of $3,547,916 to Michael A. Liccardo, our president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans (including all accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The note bears interest at 10% per annum and matures on January 14, 2003. At any time, Mr. Liccardo may elect to convert the note into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

         In February 2002, we issued and sold to three unaffiliated qualified investors a total of 225,000 units, each unit consisting of ten shares of our common stock, subject to adjustment, and a warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment, for a total of $1,800,000 in cash in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. In connection therewith, as a finders fee, we paid $105,000 to Sol Financial, Inc. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B)
21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

         In February 2002, we issued to an unaffiliated corporate service provider 10,000 shares of our common stock for certain services to be rendered to us over a three month period in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In March 2002, we issued and sold to an unaffiliated qualified corporate investor 275,890 shares of our common stock at $1.00 per share in exchange for the cancellation of certain loans (including all accrued interest thereon) that the investor had made to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

         In May 2002, we issued to an unaffiliated corporate service provider 250,000 shares of our common stock for public relations and corporate communications services to be rendered to us over a four month period in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In June 2002, we issued and sold to two unaffiliated accredited investors two 12% two-year convertible notes in the aggregate principal amount of $450,000 convertible at each holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, and warrants exercisable for up to 135,000 shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment. In connection therewith, as a finders fee, we paid to Bristol Capital, L.L.C. $6,750 and Sol Financial, Inc. $45,000. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In June 2002, in connection with the convertible note financing transaction, we issued to two qualified corporate investors 2,062,500 shares of our common stock pursuant to the exercise of the reset option included in the units issued to these investors in February 2002 in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In June 2002, Mr. Liccardo converted $2,050,000 in principal of this convertible note and, in connection therewith, received 26,623,377 shares of common stock. In December 2002, Mr. Liccardo converted $500,000 in principle of his convertible note and in connection therewith received 12,500,000 shares of common stock. In March 2003, Mr. Liccardo converted $112,000 in principle of this convertible note and in connection therewith received 14,000,000 shares of common stock. Mr. Liccardo may, subject to restrictions, elect to convert the outstanding principal of $1,000,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note the lower of (i) $0.35 or (ii) 70% of the average of the lowest three intraday prices of our common stock during the 20 trading days immediately preceding the applicable conversion date. The fixed conversion price of $0.35 is subject to adjustment to a lower conversion price in the event of stock splits, dividends, recapitalizations and the like. Mr. Liccardo agreed to waive his right to convert the convertible note and have the appropriate number of shares reserved until the earlier of either
(i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or (iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold solely to "accredited" investors in reliance on the exemption provided by Section 4(2) thereunder and an appropriate legend was placed on the common stock and will be placed on shares issuable on conversion of each convertible note unless registered under the Securities Act of 1933 prior to issuance.

         In May 2003, in connection with an additional investment made by Alpha Capital Aktiengesellschaft in our company, we agreed to modify Alpha's Unit Subscription Agreement dated February 2002, as amended. In consideration for the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on May 9, 2003 for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus does not relate to the resale of the common stock underlying these convertible debentures and warrants. In connection therewith, as a finders fee, we issued to Alexander Dunham Capital Group, Inc. warrants to purchase up to a total of 500,000 shares of our common stock, subject to antidilution adjustment, at an exercise price of $0.05 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in September 2003, we issued to the debenture holder warrants to purchase 1,250,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

         In October 2003, we entered into an agreement with two investors whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

         All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Amnis or executive officers of Amnis, and transfer was restricted by Amnis in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

         ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Amnis Systems Inc., a Delaware corporation.


Exhibit Number      Identification of Exhibit
--------------      -------------------------

2.1** Agreement and Plan of Merger dated as of September 11, 2000 by and among the Issuer, Optivision, Inc., and ASI Acquisition, Inc.

2.2** Amendment to Agreement and Plan of Merger dated as of January 11, 2001 by and among the Issuer, Optivision, Inc., and ASI Acquisition, Inc.

3.1*                Certificate of Incorporation of Issuer dated as of July 29,
                    1998

3.2** Certificate of Amendment of Certificate of Incorporation of the Issuer dated as of August 24, 2000

3.3** Certificate of Amendment of Certificate of Incorporation of the Issuer dated as of September 13, 2000

3.4******           Certificate of Amendment of Certificate of Incorporation of
                    the Registrant dated as of June 21, 2002

3.5*                Bylaws of the Issuer dated as of August 4, 1998

3.6** Amended and Restated Bylaws of the Issuer dated as of October 2, 2000

4.1*** Form of Secured Convertible Debenture issued pursuant to the Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

4.2*** Form of Warrant issued pursuant to the Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

4.3**** Form of Warrant issued pursuant to each Unit Subscription Agreement between the Issuer and each qualified investor

4.4******           Form of Convertible Note issued dated as of June 18, 2002
                    between the Registrant and each of Alpha Capital
                    Aktiengesellschaft and Stonestreet Limited Partnership

4.5******           Form of Warrant issued pursuant to each Amended Unit
                    Subscription Agreement dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

4.6******           Form of Warrant issued pursuant to each Convertible Note
                    dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited
                    Partnership

4.7********          Convertible Note in the amount of $1,000,783 issued to
                     Michael Liccardo (filed herewith)

4.8********          Amendment No. 1 to the Common Stock Purchase Warrant issued to Alexander Dunham Securities Inc. (filed herewith)

4.9********          Amendment No. 1 to the Common Stock Purchase Warrant issued to Bristol Capital LLC (filed herewith)

4.10********         Amendment No. 1 to the Common Stock Purchase Warrant issued to Bristol Investment Fund, Ltd. (filed herewith)

4.11********         Securities Purchase Agreement dated May 9, 2003 by and
                     between the Company and three accredited investors (filed herewith)

4.12********         Form of Secured Convertible Debenture issued pursuant to
                     the Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.13********         Form of Common Stock Purchase Warrant issued pursuant to
                     the Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.14********         Registration Rights Agreement issued pursuant to
                     the Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.15********         Pledge and Security Agreement issued pursuant to
                     the Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.16********         Modification Agreement entered between the Company and
                     Alpha Capital Aktiengesellschaft dated May 9, 2003 (field herewith)

4.17********         Secured Convertible Debenture in the amount of $910,120
                     issued to Alpha Capital Aktiengesellschaft (filed herewith)

4.18********         Pledge and Security Agreement issued pursuant to
                     the Modification Agreement dated May 9, 2003 (filed herewith)

4.19 Securities Purchase Agreement dated September 17, 2003 by and between the Company and three accredited investors (filed herewith)

4.20 Form of Secured Convertible Debenture issued pursuant to the Securities Purchase Agreement dated September 17, 2003 (filed herewith)

4.21 Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated September 17, 2003
                    (filed herewith)

4.22 Registration Rights Agreement issued pursuant to the Securities Purchase Agreement dated September 17, 2003 (filed herewith)

4.23 Pledge and Security Agreement issued pursuant to the Securities Purchase Agreement dated September 17, 2003 (filed herewith)

4.24                 Restated Inter-creditor Agreement dated September 17, 2003
                     (filed herewith)

4.25 Agreement dated October 2, 2003 entered between the Company and Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft

5.1                  Opinion of Sichenzia Ross Friedman Ference LLP

10.1*****           + Amended 1997 Stock Plan

10.2*****           + Amended 2000 Stock Plan

10.3******          + 2002 Stock Plan

10.4*****           Lease Agreement dated as of August 8, 1995 between
                    Optivision, Inc. and Alta California Associates

10.5*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Michael A. Liccardo

10.6*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Lawrence L. Bartlett

10.7*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Richard A. Falcone


10.8*** Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.9*** Registration Rights Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.10*** Security Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.11****           Form of Unit Subscription Agreement between the Issuer and each qualified investor

10.12******         Form of Amended Unit Subscription Agreement dated as of June
                    18, 2002 between the Issuer and each of Alpha Capital
                    Aktiengesellschaft and Stonestreet Limited Partnership

21.1                List of Subsidiaries of the Issuer

23.1                Consent of Stonefield Josephson, Inc.  (filed herewith).

23.3                Consent of legal counsel (see Exhibit 5.1).



+ Management contract or compensatory plan or arrangement

* Filed as an exhibit to the registration statement on Form 10-SB filed with the Securities and Exchange Commission on February 22, 2000, File No. 0-29645

** Filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001

*** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2002

**** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2002

***** Filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 22, 2002 ****** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on June
27, 2002

******* Filed as an exhibit to the annual Form 10-KSB filed with the Securities and Exchange Commission on May 19, 2003

******** Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on June 20, 2003

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rocklin, State of California, on October 1, 2003.

                               AMNIS SYSTEMS INC.





                 By: /s/ Scott Mac Caughern
                     ---------------------------------------
                     Scott Mac Caughern, Chief Executive Officer, Principal
                    Executive Officer and Chairman of the Board



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                         TITLE                                    DATE

/s/ Scott Mac Caughern                 Chief Executive Officer,                       October 6, 2003
--------------------------------       Principal Executive Officer
    Scott Mac Caughern                 and Chairman of the Board


/s/ Lawrence L .Bartlett               Chief Financial Officer,                       October 6, 2003
--------------------------------       Principal Accounting Officer,
    Lawrence L .Bartlett               Vice President, Secretary and
                                       Director

                                       Director                                       October 6, 2003
--------------------------------
      Michael Liccardo




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